Exhibit 10.4

Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Execution Version

EXCLUSIVE RIGHTS AGREEMENT

THIS AMENDED AND RESTATED EXCLUSIVE RIGHTS AGREEMENT (the “Agreement”) is effective January 1st, 2020 (the “Effective Date”) by and between BioAtla LLC, a Delaware limited liability company (“BioAtla”), Himalaya Therapeutics SEZC (formerly named BioAtla Cayman SEZC), a company organized under the laws of the Cayman Islands, having a registered office c/o International Corporation Services Ltd., P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands, and Himalaya Therapeutics Hong Kong (formerly BioAtla Hong Kong Holding), having offices at 6th Floor, Alexandra House 18 Chater Road, Central Hong Kong (collectively, “Himalaya”).

RECITALS

WHEREAS, BioAtla has developed, and possesses intellectual property rights in and to, its proprietary Conditionally Active Biologics platform for the design and engineering of therapeutic monoclonal antibodies and other therapeutic proteins for selective conditional activation, and is the owner of CAB Antibodies (as defined below);

WHEREAS, Himalaya is a privately held biotechnology company established to develop and commercialize CAB Antibodies and other drugs in the Territory (as defined below);

WHEREAS, Himalaya desires to obtain from BioAtla, and BioAtla desires to grant to Himalaya exclusive rights to certain BioAtla Intellectual Property (defined below) and CAB Antibodies to develop and commercialize CAB Antibodies in the Territory, subject to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BioAtla and Himalaya hereby agree as follows:

1.	DEFINITIONS

1.1 “ACT” or “Adoptive Cellular Therapy” means an immunotherapy in which (a) genetically modified lymphocytes are administered to a patient or (b) targeted gene therapy vectors that modify lymphocytes are administered to a patient. Adoptive Cellular Therapies include, but are not limited to, chimeric antigen receptor-modified T cell (“CAR T”) therapies.

1.2 “Affiliate” means, with respect to a given party, any corporation, company, partnership, joint venture, or any other entity that, directly or indirectly, through one or more intermediaries, is controlled by, controlling, or under common control with such party, as the case may be, but for only so long as such control exists. As used in this Section 1.2, “control” means direct or indirect beneficial ownership of more than 50% of the outstanding stock or other voting rights entitled to elect directors in any corporation, company, partnership, joint venture, or other entity; but in any country where the local law does not permit foreign equity participation of more than 50%, then such lesser percentage which is the maximum allowed to be owned by a foreign corporation in such country. For purposes of this Agreement, BioAtla and Himalaya will not be considered Affiliates of each other.

1.3 “Alliance Manager” has the meaning set forth in Section 2.8.

1.4 “Animal Proof-of-Concept” or “Animal POC” shall mean rodent tumor xenograft studies only.

1.5 “BioAtla Indemnitee” has the meaning set forth in Section 11.2.

1.6 “BioAtla Clinical Data” means clinical Data generated in connection with the clinical development of each CAB Antibody and each Product in the ROW by BioAtla.

1.7 “BioAtla Data” means any and all scientific, technical or test Data, including clinical pharmacology Data, chemistry-manufacture-controls Data (including analytical and quality control Data and stability Data), preclinical Data and clinical Data and all submissions made in association with an IND or NDA, pertaining to the CAB Antibody or Product generated by BioAtla in the ROW. BioAtla Data includes BioAtla Clinical Data.

1.8 “BioAtla Intellectual Property” means BioAtla Know-How and BioAtla Patent Rights.

1.9 “BioAtla Know-How” means, on a CAB Antibody-by-CAB Antibody and Product-by-Product basis, all Know-How (including BioAtla Data) that BioAtla Controls as of the Effective Date or during the Term, solely to the extent such Know-How is required to develop, manufacture, have manufactured, use, conduct clinical trials of, sell, have sold, and offer for sale each Product in the Territory. For avoidance of doubt, BioAtla Know-How shall not include Himalaya Know-How.

1.10 “BioAtla Patent Rights” means any and all Patent Rights that BioAtla or any of its Affiliates Controls as of the Effective Date or during the Term that Cover any BioAtla Know-How, including without limitation any such Patent Rights that Cover methods of use/treatment using a CAB Antibody composition of matter solely in the Territory (“Composition/Method of Use Patents”). For avoidance of doubt, BioAtla Patent Rights shall not include Himalaya Patent Rights.

1.11 “CAB Antibody” or “CAB Antibodies” means an Initial CAB Antibody and/or a New Option Antibody.

1.12 “CAB Antibody Formats” has the meaning set forth in Section 3.1.

1.13 “CAB Patent Rights” has the meaning set forth in Section 7.2.

1.14 “Calendar Quarter” means the period beginning on the Effective Date, and ending on the last day of the calendar quarter in which the Effective Date falls, and thereafter each successive period of three consecutive months ending on March 31, June 30, September 30, and December 31; provided that, the final Calendar Quarter shall end on the last day of the Term.

1.15 “Calendar Year” means the period beginning on the Effective Date and ending on December 31 of the calendar year in which the Effective Date falls, and thereafter each successive period of twelve consecutive months ending on December 31; provided that, the final Calendar Year shall end on the last day of the Term.

1.16 “CFDA” means the China Food and Drug Administration, or any successor agency thereto.

1.17 “Change of Control” means, with respect to BioAtla, (a) the sale of all or substantially all of BioAtla’s assets or business to any Third Party; (b) a merger, consolidation, share exchange or other similar transaction involving BioAtla and any Third Party which results in the holders of the outstanding voting securities of BioAtla immediately prior to such merger, consolidation, share exchange or other similar transaction ceasing to hold more than 50% of the combined voting power of the surviving, purchasing or continuing entity, directly or indirectly, immediately after such merger, consolidation, share exchange or other similar transaction, or (c) the acquisition by a Third Party, or group of Third Parties acting in concert, of more than 50% of the outstanding voting equity securities of BioAtla. Notwithstanding the foregoing, neither (i) a sale of BioAtla’s capital stock in a public offering or other bona fide financing transaction or (ii) a transaction solely to change the domicile of BioAtla shall constitute a Change of Control.

1.18 “Claim” has the meaning set forth in Section 11.1.

1.19 “Clinical Criteria” has the meaning set forth in Section 3.2(b).

1.20 “Clinical Data” has the meaning set forth in Section 7.1(c).

1.21 “Commercialization Plan(s)” means, with respect to a particular CAB Antibody, the written plan setting forth the activities to be performed by or on behalf of each Party, or by a Licensee (as the case may be), with respect to the commercialization of such CAB Antibody in the Territory, which plan will be agreed upon by the JDCC pursuant to Section 3.2(c) hereunder, as such plan may be amended from time to time. Each Commercialization Plan with a Licensee will also include a budget which will be comprised of actual costs incurred to date, and a projection of future costs to be incurred summarized by Calendar Quarter. The budget will be prepared in accordance with GAAP.

1.22 “Commercially Reasonable Efforts” means those efforts, consistent with the exercise of customary scientific and business practices, as applied in the pharmaceutical industry for development and commercialization activities conducted with respect to other products of similar commercial potential and market size.

1.23 “Composition/Method of Use Patents” has the meaning set forth in the definition of “BioAtla Patent Rights” above.

1.24 “Confidential Information” means any confidential or proprietary information and materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) possessed, obtained, developed, or created by or on behalf of a party that is disclosed by or on behalf of such party or any of its Affiliates to any other party or its Affiliates.

1.25 “Control” or “Controlled” means, with respect to any Know-How, Patent Rights, New Patent Rights or other intellectual property right, the legal authority or right (whether by ownership, license or otherwise but without taking into account any rights granted pursuant to this Agreement) of a party to grant access, a license or a sublicense of or under such Know-How, Patent Rights, New Patent Rights or other intellectual property rights to another party, or to otherwise disclose proprietary or trade secret information to another party, without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party. Notwithstanding the foregoing, for the purpose of defining whether intellectual property, Know-How, Patent Rights, New Patent Rights or other intellectual property rights to another party, is Controlled by a Party, if such intellectual property, Know-How, Patent Rights, New Patent Rights or other intellectual property rights to another party is first acquired, licensed or otherwise made available to such Party after the Effective Date, and if the use, practice or exploitation thereof by or on behalf of the other Party, its Affiliates or sublicensees would require the first Party to pay any additional amounts to the Third Party from which the first Party acquired, licensed or otherwise obtained intellectual property, Know-How, Patent Rights, New Patent Rights or other intellectual property rights (“Additional Amounts”), such intellectual property, Know-How, Patent Rights, New Patent Rights or other intellectual property rights shall be deemed to be Controlled by the first Party only if the other Party agrees to pay (if necessary) and does in fact pay all Additional Amounts with respect to such other Party’s use of or license.

1.26 “Costs of Development” means the cost to develop a CAB Antibody under a Development Plan, including, for example, to manufacture any CAB Antibody or Product for use in preclinical or clinical development activities as contemplated by the Development Plans (as applicable), including: (a) in the case of products and services acquired from Third Parties, payments made to such Third Parties; and (b) in the case of services performed by a party or its Affiliates, the actual costs incurred to perform those services. Actual costs shall consist of direct material and supply costs, direct labor costs, costs of licensed technologies such as any antibody-drug conjugate technology or cell lines used solely for development or commercialization activities, shipping, freight, sales tax, and overhead attributable to the CAB Antibody or Product, all calculated in accordance with GAAP. Direct material costs shall include the costs incurred in purchasing materials, including sales and excise taxes imposed thereon, customs duties and charges levied by government authorities, and all costs of packaging components. Direct labor costs shall include the fully-burdened cost of employees including salaries, payroll taxes, and benefits. Manufacturing overhead attributable to the CAB Antibody or Product shall include a reasonable allocation of indirect labor costs (not previously included in direct labor costs), a reasonable allocation of administrative costs and a reasonable allocation of facilities and other overhead costs.

1.27 “Costs of Commercialization” means the cost to commercialize a CAB Antibody under a Commercialization Plan, including: (a) in the case of products and services acquired from Third Parties, payments made to such Third Parties; and (b) in the case of services performed by a party or its Affiliates, the actual costs incurred to perform those services. Actual costs shall consist of direct material costs, direct labor costs and overhead directly attributable to the commercialization of a CAB Antibody or Product, all calculated in accordance with GAAP. Direct material costs shall include the costs incurred in purchasing materials, including sales and excise taxes imposed thereon, customs duties and charges levied by government authorities, and all costs of packaging components. Direct labor costs shall include the fully-burdened cost of employees including salaries, payroll taxes, and benefits. For clarification, under no circumstance shall any Commercialization Cost include any Costs of Development.

1.28 “Cover”, “Covering” or “Covered” means, with respect to a claim of a Patent Right and a Product, that the manufacture, use, offer for sale, sale or importation of the Product would infringe a Valid Claim of such Patent Right in the country in which such activity occurred, but for the licenses granted in this Agreement (or ownership thereof).

1.29 “Data” means any and all scientific, technical, safety or test data, including clinical pharmacology data, chemistry-manufacture-controls data (including analytical and quality control data and stability data), preclinical data and clinical data and all submissions made in association with an IND or NDA, pertaining to any CAB Antibody or Product generated by any person, including generated by or on behalf of Himalaya or its Affiliates or Licensees, or by or on behalf of BioAtla or its Affiliates with respect to any CAB Antibody or Product under a Development Plan or a Commercialization Plan, as the case may be. Data shall include the Clinical Data.

1.30 “Development Plan(s)” means, with respect to a particular CAB Antibody, the written plan setting forth the activities to be performed by or on behalf of each Party, or by a Licensee (as the case may be), with respect to the development of such CAB Antibody in the Territory, including timelines and the Clinical Criteria, which plan will be agreed upon by the JDCC pursuant to Section 3.2(b) hereunder, as such plan may be amended from time to time. Each development plan will also include a budget which will be comprised of actual costs incurred to date, and a projection of future costs to be incurred summarized by Calendar Quarter. The budget will be prepared in accordance with GAAP.

1.31 “Export Control Laws” means all applicable U.S. laws and regulations relating to (a) sanctions and embargoes imposed by the Office of Foreign Assets Control of the U.S. Department of Treasury or (b) the export or re-export of commodities, technologies, or services, including, but not limited to, the Export Administration Act of 1979, 24 U.S.C. §§ 2401-2420, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706, the Trading with the Enemy Act, 50 U.S.C. §§ 1 et. seq., the Arms Export Control Act, 22 U.S.C. §§ 2778 and 2779, and the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986 (as amended).

1.32 “FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et. seq.) as amended.

1.33 “FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

1.34 “Field” means all applications for the treatment of cancer in humans.

1.35 “First Commercial Sale” means, on a Product-by-Product and country-by-country basis, the first sale of such Product in such country for use or consumption by the general public and for which any of Himalaya or its Affiliates or Licensees has invoiced sales of Products in the Territory for which all Regulatory Approvals that are legally required in order to sell such Product in such country have been granted; in each case, provided, however, that the following shall not constitute a First Commercial Sale: (a) any sale to an Affiliate or Licensee unless the Affiliate or Licensee is the last entity in the distribution chain of the Product; (b) any use of such Product in Clinical Trials or non-clinical development activities with respect to such Product by or on behalf of Himalaya or its Affiliates or Licensees, or disposal or transfer of such Product or for a bona fide charitable purpose; and (c) compassionate use, in each case (a) – (c) for which no payment is received by Himalaya, its Affiliates or Licensees.

1.36 “GAAP” means generally accepted accounting principles in the United States, or internationally, as appropriate, consistently applied and means the international financial reporting standards (“IFRS”) at such time as IFRS becomes the generally accepted accounting standard and applicable laws permit that a party use IFRS.

1.37 “GC” means the People’s Republic of China, and the Special Administrative Regions of Hong Kong and Macao, and Taiwan.

1.38 “Global Transaction” means any licensing or other transaction in which a Third Party acquires, directly or indirectly, the rights to develop and commercialize the applicable Product in the Territory and the ROW.

1.39 “Global Transaction Summary” has the meaning set forth in Section 7.9.

1.40 “Himalaya Indemnitee” has the meaning set forth in Section 11.1.

1.41 “Himalaya Know-How” means all Know-How that Himalaya or any of its Affiliates Controls during the Term, which Know-How (a) is necessary to develop, make, have made, use, conduct clinical trials of, sell, have sold, offer for sale and import any CAB Antibody or any Product in the Field in the ROW or to develop, make, have made and conduct clinical trials of any CAB Antibody or any Product in the Field in the Territory, or (b) for purposes of Section 10.6(d)(i), as applicable, is necessary to use, sell, have sold, offer for sale and import any CAB Antibody or any Product in the Field in the Territory. For avoidance of doubt, Himalaya Know-How shall not include BioAtla Know-How.

1.42 “Himalaya Patent Rights” means any and all Patent Rights that Himalaya or any of its Affiliates Controls during the Term which Cover the Himalaya Know-How. For avoidance of doubt, Himalaya Patent Rights shall not include BioAtla Patent Rights.

1.43 “Himalaya Intellectual Property” means the Himalaya Know-How and the Himalaya Patent Rights.

1.44 “ICH” means the International Conference on Harmonization (of Technical Requirements for Registration of Pharmaceuticals for Human Use).

1.45 “IL-22 ANTIBODY” means BioAtla’s lead IL-22 antibody, including all data related thereto required for development (including manufacturing) and commercialization in the Territory.

1.46 “IND” means an investigational new drug application filed with the applicable Regulatory Authority, which application is required to commence human clinical trials in the applicable country.

1.47 “Indemnification Claim” has the meaning set forth in Section 11.1

1.48 “Indemnitee” has the meaning set forth in Section 11.1

1.49 “Indemnitor” has the meaning set forth in Section 11.1

1.50 “Initial CAB Antibody” means each CAB Antibody in the CAB Antibody Format listed on Exhibit A. Notwithstanding anything herein to the contrary, no Initial CAB Antibody shall be in an ACT format (including, without limitation, a CAR T format), and BioAtla shall be free to work with any Third Party in the Territory on Initial CAB Antibodies in an ACT format (including, without limitation, a CAR T format).

1.51 “Inventions” means all inventions, whether or not patentable, discovered, made, conceived, or conceived and reduced to practice by either Party, on or after the Effective Date in the course of activities conducted pursuant to this Agreement.

1.52 “JDCC” has the meaning set forth in Section 2.1.

1.53 “Know-How” means all techniques, technology, trade secrets, inventions (whether patentable or not), methods, know-how, Data and results (including all research Data, clinical pharmacology Data, chemistry-manufacture-controls Data (including analytical and quality control Data and stability Data), preclinical Data and clinical data), regulatory documents and filings, compositions of matter, cells, cell lines, assays, animal models and other physical, biological, or chemical material, and all other scientific, clinical, regulatory, marketing, financial and commercial information.

1.54 “LEAD” means a lead candidate antibody for a CAB Antibody hereunder as designated by BioAtla.

1.55 “License Agreement” has the meaning set forth in Section 4.2(a).

1.56 “Licensee” means any Third Party to whom Himalaya grants a sublicense under the License Agreement.

1.57 “Litigation Conditions” means, with respect to a Claim, (a) such Claim does not seek injunctive relief or non-monetary damages from the Indemnitee and (b) the Indemnitor expressly agrees in writing that as between the Indemnitor and Indemnitee, the Indemnitor shall be solely obligated to satisfy and discharge such Claim in full and is able to reasonably demonstrate that it has sufficient financial resources to meet such indemnification obligations.

1.58 “Losses” has the meaning set forth in Section 11.1.

1.59 “MAA” means a regulatory application filed with a Regulatory Authority (including the CFDA but excluding the FDA) seeking Regulatory Approval of a biological, pharmaceutical or diagnostic product, and all amendments and supplements thereto filed with such Regulatory Authority.

1.60 “Materials” has the meaning set forth in Section 3.7.

1.61 “Milestone Payment” means all payments made to Himalaya and all other Selling Parties other than an upfront payment or a royalty payment (based upon a specified percentage of Net Sales of the Product) for the development and /or commercialization of Products.

1.62 “NDA” means a new drug application or MAA, as applicable, filed with the applicable Regulatory Authority, which application is required for marketing approval for the applicable Product in the applicable country in the Territory.

1.63 “Net Sales” shall mean the gross amounts invoiced by or on behalf of Himalaya, Licensees or any of their respective Affiliates and assignees (each individually and collectively, the “Selling Party”) to third parties (other than another Selling Party) for sales or other dispositions of Products in the Territory, less the following deductions (all in accordance with GAAP) actually incurred, allowed, paid, accrued or otherwise specifically allocated to Products by the Selling Party:

[***]

1.64 “New Option Antibody” means the option antibodies, in the CAB Antibody Format indicated, listed on Exhibit B. Notwithstanding anything herein to the contrary, no New Option Antibody shall be in an ACT format (including, without limitation, a CAR T format), and BioAtla shall be free to work with any Third Party in the Territory on New Option Antibodies in an ACT format (including, without limitation, a CAR T format).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.65 “New Patent Rights” means Patent Rights first developed on and after the Effective Date that Cover Inventions, as applicable.

1.66 “Non-Patented Inventions” shall mean Inventions first developed on and after the Effective Date that are not covered in New Patent Rights.

1.67 “P2 Initiation” means the enrollment of the first patient in a P2 Clinical Trial.

1.68 “P3 Initiation” means the enrollment of the first patient in a P3 Clinical Trial.

1.69 “Parties” means BioAtla and Himalaya and “party” means BioAtla or Himalaya.

1.70 “Patent Rights” means (a) all patents, certificates of invention, applications for certificates of invention, priority patent filings and patent applications, and (b) any renewal, division, continuation (in whole or in part), or request for continued examination of any of such patents, certificates of invention and patent applications, and any and all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing.

1.71 “Phase I Clinical Trial” or “P1 Clinical Trial” means a human clinical trial of a Product in which the primary endpoints include determination of most frequent and serious adverse events, as more fully defined in regulations in a country in the Territory, and any amended or successor regulations.

1.72 “Phase II Clinical Trial” or “P2 Clinical Trial” means the earlier to occur of (a) a human clinical trial of a Product in which the primary endpoints include a determination of dose ranges or preliminary determination of efficacy of such Product in patients being studied, as more fully defined in regulations in a country in the Territory, and any amended or successor regulations, and (b) a Pivotal Clinical Trial.

1.73 “Phase III Clinical Trial” or “P3 Clinical Trial” means the earlier to occur of (a) a human clinical trial of a Product, the purpose of which is to demonstrate clinically and statistically the efficacy and safety of a Product for an indication in order to support regulatory approval of such Product for such indication, as more fully defined in regulations in a country in the Territory, and any amended or successor regulations, and (b) a Pivotal Clinical Trial.

1.74 “Pivotal Clinical Trial” means a human clinical trial of a product on a sufficient number of subjects that, prior to commencement of the trial, satisfies both of the following ((a) and (b)):

(a) such trial is designed to establish that such product has an acceptable safety and efficacy profile for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support Regulatory Approval of such product in the Territory; and

(b) such trial is a registration trial sufficient for filing an application for a Regulatory Approval for such product in the Territory, as evidenced by (i) an agreement with or statement from the applicable Regulatory Authority on a Special Protocol Assessment or equivalent, or (ii) other guidance or minutes issued by the applicable Regulatory Authority for such registration trial.

1.75 “Product” means any pharmaceutical product that incorporates or is comprised of a CAB Antibody (or any variant, fragment, modification or derivative of a CAB Antibody), alone or in combination with one or more other active pharmaceutical ingredients, in any dosage form or formulation.

1.76 “Public Official or Entity” means (a) any officer, employee (including physicians, hospital administrators, or other healthcare professionals), agent, representative, department, agency, de facto official, corporate entity, instrumentality or subdivision of any government, military or public international organization, including, but not limited to, any ministry or department of health or any state-owned or affiliated company or hospital, or (b) any candidate for political office, any political party or any official of a political party.

1.77 “Regulatory Approval” means any and all approvals, licenses, registrations, or authorizations of any country, federal, supranational, state or local regulatory agency, department, bureau or other government entity that are necessary for the manufacture, use, storage, import, transport and sale of a Product in the Territory.

1.78 “Regulatory Authority” means any national, provincial or local regulatory agency, department, bureau or other government entity, that has responsibility in its applicable jurisdiction over the research, development, manufacture and commercialization of a Product in the Territory, including the FDA and CFDA.

1.79 “Regulatory-Based Exclusivity” means, on a Product-by- Product and country-by-country basis, that (a) Himalaya or any other Selling Party has been granted the exclusive legal right by a Regulatory Authority (or is otherwise entitled to the exclusive legal right by operation of Law) in such country to market and sell the Product or the active ingredient comprising such Product in such country, including any pediatric or orphan drug exclusivity, or (b) the data and information submitted by Himalaya or any other Selling Parties to the relevant Regulatory Authority in such country for purposes of obtaining Regulatory Approval for such Product may not be disclosed, referenced or relied upon in any way by any person other than Himalaya or other Selling Parties (including by relying upon the Regulatory Authority’s previous findings regarding the safety or effectiveness of the Product) to support the Regulatory Approval or marketing of any Product by a Third Party in such country.

1.80 “Regulatory Filing” means any IND or NDA filed with the applicable Regulatory Authority in a given country.

1.81 “ROW” means the rest of the world outside the Territory. For clarity, for CAB Antibodies for which the Teritory is worldwide, there is no ROW.

1.82 “ROW License” has the meaning set forth in Section 4.3(a).

1.83 “Royalty Term” means, on a Product-by- Product and country-by-country basis, the period of time commencing on the First Commercial Sale of such Product in such country and expiring upon the latest of (a) the expiration of the last Valid Claim of a Composition/Method of Use Patent that Covers the Product in such country, (b) the expiration of Regulatory-Based Exclusivity for such Product in such country, and (c) the fifteenth (15th) anniversary of the date of First Commercial Sale of such Product in such country.

1.84 “SEC” means the U.S. Securities and Exchange Commission or any successor entity.

1.85 “Specifically Directed” means, with respect to a Target, the ability of a molecule, agent, or compound to selectively and specifically bind to such Target to inhibit, activate or otherwise modulate the activity of such Target.

1.86 “Target” means a protein, polypeptide, or nucleic acid molecule, and all nucleic acids encoding such protein, polypeptide, regulatory sequences or molecule, including all variants thereof.

1.87 “Territory” means the territory for each CAB Antibody set forth on a CAB Antibody-by-CAB Antibody basis in Exhibit A, and each New Option Antibody on a New Option Antibody-by-New Option Antibody basis in Exhibit B.

1.88 “Term” has the meaning set forth in Section 10.1.

1.89 “Third Party” means any person other than BioAtla or Himalaya that is not an Affiliate of BioAtla or of Himalaya.

1.90 “Third Party Acquirer” means any entity other than an Affiliate of BioAtla, in negotiations to acquire BioAtla.

1.91 “Third Party Service Provider” means any entity other than BioAtla, Himalaya, Licensee or an Affiliate of BioAtla or Himalaya or Licensee, which BioAtla, Himalaya or Licensee, or an Affiliate of BioAtla or Himalaya or Licensee, engages to perform development services under a Development Plan or commercialization services under a Commercialization Plan, or any other services related to a CAB Antibody or Product hereunder.

1.92 “U.S.” means the United States of America, including the District of Columbia

1.93 “US$”, “$” or “USD” means the United States dollars. For clarity, all payments hereunder are due in USD.

1.94 “Valid Claim” means a claim of (a) an issued patent in the Territory, as applicable, that has not expired, lapsed, been cancelled or abandoned, or been dedicated to the public, disclaimed, or held unenforceable, invalid, revoked or cancelled by a court or administrative agency of competent jurisdiction in an order or decision from which no appeal has been or can be taken, including through opposition, reexamination, reissue, disclaimer, inter partes review, post grant review, other post grant procedures or similar proceedings; or (b) a pending patent application that has not been finally abandoned or finally rejected or expired and which has been pending for no more than seven (7) years. For clarity, a claim which issues after being pending for more than seven (7) years from the date of the first substantive office action as described in (b) above shall be considered a Valid Claim as of the date of issuance.

1.95 “Withdrawal Notice” has the meaning set forth in Section 2.7.

1.96 “WW” hereunder means worldwide.

2.	GOVERNANCE

2.1 Joint Development Committees. The parties will establish one or more joint development and commercialization committees (each a “JDCC”) to oversee and coordinate the development of all CAB Antibodies and Products in the Territory pursuant to this Agreement and to facilitate sharing of information from BioAtla regarding development of CAB Antibodies in the ROW by BioAtla, sharing of information from Himalaya, its Affiliates and Licensees, to BioAtla, and between the Parties, regarding development of the CAB Antibodies and Products in the Territory. JDCCs will be established with respect to any and all activities in the Territory under this Agreement, and any agreement providing or covering rights to each CAB Antibody or Product. Each JDCC shall include members from BioAtla and Himalaya. Upon sublicense of any CAB Antibody, the Licensee shall be added as a member of the JDCC for such CAB Antibody, as the case may be. The initial JDCC shall be established as set forth below in 2.2, and any subsequent JDCC shall be established prior to each Transfer Date.

2.2 JDCC Composition. Initially, each JDCC will be comprised of at least two members appointed by BioAtla and two members appointed by Himalaya, which members shall be senior level employees of such party with decision-making authority. BioAtla and Himalaya will each notify the other of its initial JDCC members within fifteen (15) days of written notification from Himalaya to BioAtla of preparedness to establish the JDC. Such notification shall name each party’s appointment its two members to the relevant JDCC. BioAtla, Himalaya, and the Licensee, as the case may be, through the JDCC, may change the number of JDCC members as long as there are an equal number of members from each of the members on the JDCC. Each party may change its JDCC members at any time by written notice to the other party. Any member of the JDCC may designate a substitute to attend and perform the functions of that member at any meeting of the JDCC. Himalaya shall appoint one of its JDCC members as chairman, whose role shall be to convene and preside at meetings of the JDCC, but the chairman shall not be to cast any tie-breaking vote. JDCC members may invite a reasonable number of non-member, non-voting representatives of such party to attend meetings of the JDCC.

2.3 JDCC Meetings. The JDCC will hold meetings at such frequency as determined by the JDCC members, but no less than once each Calendar Quarter, unless otherwise reasonably agreed to by the parties. Such meetings may be conducted by videoconference, teleconference or in person, as agreed to by the parties; provided, that no less than two (2) JDCC meetings each Calendar Year shall be in-person unless the members otherwise mutually agree. Minutes will be kept of all JDCC meetings and will reflect material decisions made at such meetings. Meeting minutes will be prepared by BioAtla and sent to each member of the JDCC for review and approval promptly following each meeting. Minutes will be deemed approved unless a member of the JDCC objects to the accuracy of such minutes within 15 days of receipt. Any costs and expenses incurred by each party related to a JDCC meeting, including, if applicable, travel and/or telecommunication expenses, shall be borne by Himalaya.

2.4 JDCC Authority. The JDCC shall be responsible for oversight of the parties’ activities with respect to development of CAB Antibodies, and Products in the Territory pursuant to this Agreement. Without limiting the foregoing, the JDCC shall: (a) share information about the development and commercialization of each CAB Antibody and Product by the parties pursuant to the Development Plans and the Commercialization Plans in the Territory; (b) provide a forum for review and discussion of the Development Plans and the Commercialization Plans; (c) review amendments to the Development Plans and the Commercialization Plans; (d) facilitate the exchange of Data between the parties; and (e) such other responsibilities as mutually agreed upon by the parties in writing on a case-by-case basis. For clarity, the JDCC is solely responsible for oversight and coordination of development and commercialization activities in the Territory under a relevant Development Plan and/or Commercialization plan, as the case may be, and only after transfer at the Transfer Date of a CAB Antibody hereunder from BioAtla to Himalaya in the Territory. The JDCC has no oversight, or participation, in any development or commercialization activity of any CAB Antibody hereunder in the Territory prior to such transfer by BioAtla, and no oversight, or participation, in any development or commercialization activity of any CAB Antibody in the ROW hereunder, at any time.

2.5 JDCC Decision-Making. Decisions of the JDCC for matters within its decision-making authority shall be made by unanimous vote, with BioAtla’s representatives to the JDCC collectively having one vote, Himalaya’s representatives to the JDCC collectively having one vote, and Licensee’s representatives to the JDCC collectively having one vote. If the JDCC fails to reach unanimous agreement on such a matter for a period in excess of 30 days, the matter shall be referred to a senior officer of BioAtla and a senior officer of Himalaya, in his/her capacity as the designee of Himalaya, who shall attempt in good faith to resolve such disagreement. Subject to Section 2.6 (and for so long as a Withdrawal Notice has not been issued or, if issued, not withdrawn pursuant to Section 2.7), if such disagreement has not been resolved within 30 days after being referred to such executives, Himalaya shall have final decision-making authority over all matters to be decided by the JDCC regarding development and commercialization of any CAB Antibody or Product in the Territory, however to the extent such matter may impact the safety of the CAB Antibody in the ROW, BioAtla shall have final decision-making authority. For avoidance of doubt, BioAtla shall have final decision-making authority over all matters regarding development and commercialization of any CAB Antibody or Product in ROW . Notwithstanding the foregoing, Himalaya shall have final decision-making authority over all matters to be decided by the JDCC regarding development and commercialization of any CAB Antibody or Product exclusive to Himalaya worldwide.

2.6 Scope of Governance. The JDCC shall only have such powers as are specifically assigned to it in this Agreement and such powers shall be subject to the terms and conditions set forth herein. Without limiting the generality of the foregoing, the JDCC shall have no power to amend this Agreement or expand or reduce the rights of the JDCC or any Party hereunder, and no decision of the JDCC shall be in contravention of any terms and conditions of this Agreement. It is understood and agreed that issues to be formally decided by the JDCC are only those specific issues that are expressly provided in this Agreement to be decided by the JDCC.

2.7 Withdrawal. At any time during the Term and for any reason, BioAtla shall have the right to withdraw from participation in the JDCC upon written notice to Himalaya, which notice shall be effective immediately upon receipt (“Withdrawal Notice”). Following the issuance of a Withdrawal Notice and subject to this Section 2.7, BioAtla’s representatives to the JDCC shall not participate in any meetings of the JDCC. If, at any time, following the issuance of a Withdrawal Notice, BioAtla wishes to resume participation in the

JDCC, BioAtla shall notify Himalaya in writing and, thereafter, BioAtla’s representatives to the JDCC shall be entitled to attend any subsequent meeting of the JDCC as provided in this Section 2.7 as if a Withdrawal Notice had not been issued by BioAtla. Following BioAtla’s issuance of a Withdrawal Notice, unless and until BioAtla resumes participation in the JDCC in accordance with this Section 2.7: (i) all meetings of the JDCC shall be held at Himalaya’s facilities; and (ii) BioAtla shall have the right to continue to receive the minutes of the JDCC meetings, but shall not have the right to approve the minutes for any JDCC meeting held after BioAtla’s issuance of a Withdrawal Notice.

2.8 Alliance Managers. Upon establishment of the JDCC, each party shall appoint an individual to act as the alliance manager for such party (the “Alliance Manager”). Each Alliance Manager shall be responsible for alliance management between the parties on a day-to-day basis throughout the Term. Each Alliance Manager shall be permitted to attend meetings of the JDCC as non-voting participants. The Alliance Managers shall be the primary contact for the parties regarding the activities contemplated by this Agreement and shall facilitate all such activities hereunder. Each party may replace its Alliance Manager with an alternative representative at any time with prior written notice to the other party. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager. Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within the JDCC.

2.9 Worldwide Exlcusive Territory Antibodies. Notwithstanding anything herein to the contrary, any CAB Antibody licensed to Himalaya hereunder worldwide shall not have a JDCC. Himalaya shall be solely responsible for the global development and commercialization of such CAB Antibodies, and shall update BioAtla quarterly in writing about the progress of the development and commercialization of such CAB Antibodies. Himalaya shall use commercially reasonable efforts to diligently develop and commercialize all such CAB Antibodies.

3.	DEVELOPMENT AND COMMERCIALIZATION

3.1 CAB Antibody Format. Antibodies can have multiple antibody formats, including different formats for treating different therapeutic indications. Examples of antibody formats include naked antibodies, antibody drug conjugates, bi-specific antibodies, or antibodies with different Fc functionality, among others. The parties acknowledge that each CAB Antibody licensed hereunder is in a specific antibody format (a “CAB Antibody Format”) set forth in Exhibit A and Exhibit B attached hereto. Each CAB Antibody is only licensed under this Agreement by BioAtla for the specified CAB Antibody Format, and no other antibody format. CAB Antibodies in any ACT format, including, without limitation, CAR-T CAB Antibodies, are specifically excluded from the grant of licenses by BioAtla under this Agreement.

3.2 Development and Commercialization Plans.

(a) CAB Antibody Development and Commercialization Activities. Subject to the terms and conditions of this Agreement, Himalaya and BioAtla shall each diligently conduct the development activities in the Territory, and the ROW, for each CAB Antibody specifically as set forth in the applicable Development Plan, and the commercialization activities in the Territory for each CAB Antibody specifically as set forth in the applicable CAB Antibody Commercialization Plan. No research, development, commercialization or any other activity shall be conducted on any CAB Antibody by Himalaya, other than as set forth in a relevant Development Plan or Commercialization Plan. For clarity, and for all avoidance of any doubt, neither Himalaya nor any other Selling Party shall conduct, and neither Himalaya nor any other Selling Party shall grant any rights to any Third Party to conduct, any activity on any CAB Antibody at any time, other than as set forth in a relevant Development Plan or a Commercialization Plan hereunder, including, for example, modification or evaluation of a CAB Antibody for any purpose other than as set forth in a Development Plan or Commercialization Plan

(b) CAB Antibody Development Plan(s). BioAtla and Himalaya will work together (through the JDCC) to mutually agree to a Development Plan prior to continued development in the Territory of each CAB Antibody. Each CAB Antibody shall have a Development Plan, and each Development Plan shall set forth all development activities, including studies for each disease indication under the plan, timelines, and Third Party Service Providers required (if applicable). All Development Plans shall require

BioAtla’s and Himalaya’s prior written approval in the Territory. The JDCC shall send BioAtla and Himalaya a draft of each Development Plan for review and written approval, and BioAtla and Himalaya shall review and comment on each Development Plan within thirty (30) days of receipt. Work under each Development Plan shall commence no later than thirty (30) days of written approval of such plan, unless mutually agreed upon in writing by the parties. Depending on the stage of transfer from BioAtla, each Development Plan may comprise the following stages (each a “Stage”) of development: Stage 1: Candidate selection, clone selection, working cell bank production; Stage 2: process development, initiation of master cell bank; Stage 3: preclinical development and manufacturing; Stage 4: Animal models and biomarker studies; Stage 5: Clinical development including P1 Clinical Trials; Stage 6: Clinical development including P2 Clinical Trials; Stage 7: Clinical development including P3 Clinical Trials; and Stage 8: NDA submission (or the equivalent) in the Territory. Each Development Plan shall set forth the timing and scope of the transfer of the relevant CAB Antibody material, data and information from BioAtla to Himalaya, as well as the identification of the LEAD, if relevant. Each Development Plan shall further include timelines, and shall set forth specific criteria for the generation of Data related to the CAB Antibody as a result of clinical studies conducted hereunder (the “Clinical Criteria”). Each approved Development Plan shall be attached to this Agreement as Exhibit C.

(c) CAB Antibody Commercialization Plan(s). BioAtla and Himalaya will work together (through the JDCC) to mutually agree to a Commercialization Plan prior to commercial launch of each Product in the Territory. Each Commercialization Plan shall include all commercialization related activities, including Third Party Service Providers required (if applicable), a written launch plan describing, in reasonable detail, all planned and anticipated commercialization activities for commercial launch of each Product in the Territory, including estimated timelines with respect thereto. Each CAB Antibody shall have a Commercialization Plan. All Commercialization Plans shall require BioAtla’s and Himalaya’s prior written approval. The JDCC shall send BioAtla and Himalaya a draft of each Commercialization Plan for review and written approval, and BioAtla and Himalaya shall review and comment on each Commercialization Plan within thirty (30) days of receipt. Execution of each Commercialization Plan shall commence no later than thirty (30) days of written approval of such plan. Each Commercialization Plan shall be attached to this Agreement as Exhibit D.

(d) Third Party Service Providers. In accordance with each Development Plan and Commercialization Plan, Himalaya, or Licensee, may procure and utilize Third Party Service Providers to provide services in connection with development and/or commercialization of CAB Antibodies and Products pursuant to this Agreement. Each Third Party Service Provider shall be required to execute contracts protecting all intellectual property related to each CAB Antibody and all confidential information and assigning all Inventions developed in connection with such services to Himalaya (subject to further assignment as provided in Section 7.1(c) below). Himalaya agrees that BioAtla shall have the right to reject and/or require replacement of such Third Party Service Providers to the extent BioAtla reasonably deems that use or continued use of such Third Party Service Providers may have a negative impact regarding (i) the quality of CAB Antibodies and Products developed and commercialized hereunder, or (ii) protection of any developed Inventions. For clarity, Licensees shall not be considered Third Party Service Providers for purposes of this Section 3.2(c).

(e) Commercially Reasonable Efforts. Himalaya shall use, and shall cause each Licensee and/or Selling Party to use under a License Agreement or other agreement, its Commercially Reasonable Efforts to diligently perform the development and commercialization activities contemplated by this Agreement in accordance with each applicable Development Plan and Commercialization Plan, in good scientific manner, and in accordance with the terms and conditions of this Agreement.

(f) Transfer of each CAB Antibody. BioAtla shall deliver the Data Package (as defined below) for each CAB Antibody at the Transfer Date (as defined below) to Himalaya. The “Data Package” shall include the Data (including the releant in-vitro and Animal POC Data, the IND submission documents and/or P1 Clinical Trial Data) for each CAB Antibody to the extent such data is required for Himalaya to develop and commercialize the CAB Antibody or related Product under each Development Plan and Commercialization Plan. The transfer date for each CAB Antibody (the “Transfer Date”) is set forth in Exhibit A and Exhibit B hereunder. Upon transfer, the Himalaya shall continue development in the Territory under each Development Plan and commercialization under each Commercialization Plan. BioAtla shall develop each CAB Antibody through the relevant Transfer Date. Nothwithstanding the foregoing, in the event BioAtla, for reasons unrelated to the CAB Antibody data, but, for example, for strategic business reasons, decides to discontinue development of a CAB Antibody prior to the Transfer Date, or delays development of a CAB Antibody under a Development Plan for longer than six (6) months (“Preclinical Development Termination”), BioAtla shall notify Himalaya within thirty (30) days of such termination of the development of the CAB Antibody, and fifteen (15) days from the date of such notice shall become the new Transfer Date for such CAB Antibody. BioAtla shall transfer the existing Data Package for such CAB Antibody subject to a Preclinical Development Termination, and Himalaya shall have the right, but not the obligation, to continue development under the Development Plan and commercialization under the Commercialization Plan for such CAB Antibody. BioAtla shall further transfer any technology required by Himalaya to continue development under the Development Plan and commercialization under the Commercialization Plan for the CAB Antibody subject to such Preclinical Development Termination in the Data Package, including any rights related to the required technology, solely to the extent required for Himalaya to develop and commercialize the CAB Antibody subject to such Preclinical Development Termination. Payments and the new Territory for any CAB Antibody subject to a Preclinical Development Termination shall be as set forth below in Exhibit G.

(g) In the event Third Party technologies or rights, not related solely to the CAB Antibody, are required for Himalaya’s manufacturing of the CAB Antibody as provided for hereunder, for example cell lines, or for a linker payload technology for any ADC, Himalaya shall be responsible for such license, including any fees, and BioAtla will secure such rights from such Third Party under its own relationships for access to such rights from such Third Party.

(h) BioAtla Development of Products. BioAtla shall be solely responsible for developing and commercializing any Product in the ROW, and shall be entitled to conduct any preclinical or clinical development for Products in the Territory.

3.3 Amendments to Development Plans or Commercialization Plans. Either party may submit to the other party proposed amendments to the Development Plans or Commercialization Plans as it considers necessary or appropriate, and any material amendment to a Development Plan or Commercialization Plan shall be subject to the applicable JDCC’s, BioAtla’s and Himalaya’s written approval as provided hereunder.

3.4 New Option Antibodies Designation, Selection Process & Option Exercise. BioAtla shall provide written notice to the JDCC identifying its designation of a lead candidate (“LEAD”) for a New Option Antibody (from the New Option Antibodies listed in Exhibit B). Within thirty (30) days of the JDCC’s receipt of such notice from BioAtla (the “Selection Period”), Himalaya shall notify the JDCC, and the JDCC shall immediately notify BioAtla, in writing, that it is exercising its option to the individual New Option Antibody hereunder (“Selection Notice”). Provided that Himalaya provides such notice to BioAtla prior to expiration of the Selection Period, the New Option Antibodies selected by Himalaya shall be included under this Agreement as New Option Antibody as of the date of such notice to BioAtla. For clarity, a New Option Antibody provided by BioAtla in a notice provided pursuant to this Section that is not selected by Himalaya as a New Option Antibody in a written notice provided to BioAtla prior to the expiration of the applicable Selection Period shall not be a New Option Antibody. BioAtla shall have no further obligations under this Agreement to re-offer such New Option Antibody to Himalaya, but it may do so if both parties mutually agree in writing to do so. Further, at any time during the Term, Himalaya may propose in writing to BioAtla a New Option Antibody developed in the Territory. Within thirty (30) days of receipt of the written proposal from Himalaya, BioAtla shall notify Himalaya if the New Option Antibody remains available in the Territory. Upon Himalaya’s receipt of such notification from BioAtla, the New Option Antibody that is the subject of a positive notice shall constitute a New Option Antibody hereunder. Thereafter, the JDCC shall agree to a Development Plan and a Commercialization Plan as set forth hereunder.

3.5 [***] Lead Designation. BioAtla shall notify Himalaya upon designation of a LEAD candidate for [***] (“[***] Lead Designation Notice”). BioAtla shall include its decision whether or not to advance development of the [***] LEAD in the Lead Designation Notice. In the event BioAtla decides not to advance development of the [***] LEAD in the ROW in the [***] Lead Designation Notice, BioAtla shall simultaneously transfer to Himalaya the [***] LEAD and the relevant Data Package required for Himalaya to advance development and commercialization of the [***] in the Territory. If by [***], BioAtla has not advanced the [***] to a LEAD stage, Himalaya, shall have the right (but not the obligation) to notify BioAtla in writing of its desire to fund development of the [***] to a LEAD stage, the parties shall agree on a Development Plan for BioAtla to develop the [***] to the LEAD stage, and Himalaya shall pay BioAtla as set forth hereunder. BioAtla shall transfer the Data Package for the LEAD to Himalaya upon completion of the work as set forth under the Development Plan.

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

3.6 [***] Lead Designation. BioAtla shall notify Himalaya upon designation of a LEAD candidate for [***] (“[***] Lead Designation Notice”). BioAtla shall include its decision whether or not to advance development of the [***] LEAD in the Lead Designation Notice. In the event BioAtla decides not to advance development of the [***] LEAD in the ROW, BioAtla shall simultaneously transfer to Himalaya the [***] LEAD and the relevant Data Package required for Himalaya to advance development and commercialization of the [***] in the Territory. If by [***], BioAtla has not advanced the [***] to a LEAD stage, Himalaya, shall have the right (but not the obligation) to notify BioAtla in writing of its desire to fund development of the [***] to a LEAD stage, the parties shall agree on a Development Plan for BioAtla to develop the [***] to the LEAD stage, and Himalaya shall pay BioAtla as set forth hereunder. BioAtla shall transfer the Data Package for the LEAD to Himalaya upon completion of the work as set forth under the Development Plan.

3.7 Development, Manufacturing Commercialization.

(a) Development and Commercialization. Himalaya (itself or through its Affiliates, Licensees or other Selling Parties) shall be responsible, at its, or their, sole cost and expense, for all (i) development activities with respect to licensed, or sublicensed, CAB Antibodies and Products in the Territory, and (ii) commercialization activities with respect to Products in the Territory. Himalaya shall use, and shall cause its Affiliates, Third Party Service Providers, Licensees and/or other Selling Parties to use Commercially Reasonable Efforts to diligently develop all CAB Antibodies and all Products in the Territory, to diligently file for and obtain Regulatory Approval of Products in the Territory, and, after such Regulatory Approval is obtained, to diligently commercialize applicable Products in the Territory. The development activities shall comprise, at a minimum, the following activities:

(i) Provide BioAtla with annual forecasts of funding required for the development, manufacture and sale of Products beginning on the first anniversary of the Effective Date;

(ii) Fully fund the development of Products for Regulatory Approval as set forth under each Development Plan and each Commercialization Plan;

(iii) Timely pay all patent prosecution and maintenance costs in the Territory; and

(iv) If Himalaya fails to perform any of its obligations as specified herein with respect to any particular CAB Antibody on the timelines set forth in the Development and/or Commercialization Plans as applicable, then BioAtla shall have the right and option to either terminate this Agreement or change the grant of rights to Himalaya to any such CAB Antibody from exclusive to non-exclusive if it has notified Himalaya of its intent to do so and the reason and Himalaya has not cured such failure within sixty (60) days. This right, if exercised by BioAtla, supersedes the rights granted in Paragraph 4.1 below. Upon such event, Himalaya hereby covenants and agrees to assign to BioAtla all right and title to all data and information generated and related to the CAB Antibody and all Intellectual Property Rights related thereto developed by or on behalf of Himalaya and the other Selling Parties.

(b) Manufacturing in the Territory. The Parties shall negotiate in good faith a supply agreement for the manufacture by either party of any Product developed by Himalaya. Material shall be supplied at direct cost by either party to the other party. For avoidance of all doubt, no manufacturing development or overhead costs shall be charged by the supplying party, and third party service providers may be used.

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(c) Records and Reports. Each party shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved by or on behalf of such party in the performance of development and commercialization activities contemplated by this Agreement.

3.8 Disclosure Regarding Development and Commercialization Efforts.

(a) Development Efforts. The parties will share information, directly or through the JDCC, about the development and commercialization of CAB Antibodies and Products in the Field in the Territory, and in the event BioAtla develops and commercializes a CAB Antibody in the ROW itself, it shall share its Data and other information related to such development in ROW solely to the extent the Data or other information assists Himalaya or any Licensee to develop and commercialize a CAB Antibody and/or Product in the Territory under a Development Plan or Commercialization Plan. Following completion of the applicable Development Plan for a CAB Antibody, Himalaya will update BioAtla on a regular basis (but no less than every thirty (30) days during the Term) regarding the development of CAB Antibodies and Products in the Field in the Territory by any Licensee, their Affiliates and Third Party Service Providers. Activities related to clinical development, including, but not limited to, commencement and status of any clinical trials, the filing of any submissions or communications with applicable Regulatory Authorities and the receipt of Regulatory Approval in the Territory shall be reported immediately upon submission or receipt thereof to Himalaya and BioAtla. For a period ending on the tenth anniversary of the Effective Date, Himalaya shall reasonably assist BioAtla in its development of each Product and, under a separate services agreement to be attached hereto as Exhibit F, other pharmaceutical products as BioAtla shall request from time to time; it being understood and agreed that Himalaya shall be reimbursed for use of its personnel at a full-time equivalent rate to be mutually agreed by the Parties plus [***]%.

(b) Commercialization Efforts. Himalaya shall provide (or shall cause its Affiliates or other Selling Parties to provide) to BioAtla with a written report, every six (6) months during each Calendar Year during the Term, describing, in reasonable detail, commercialization activities undertaken by Himalaya, Licensee, its Affiliates and other Selling Parties and Third Party Service Providers with respect to Products in the Territory, the results achieved since the last report and activities planned for the subsequent Calendar Year, and shall update BioAtla throughout such Calendar Year with respect to any material changes thereto, including material developments that might adversely impact the continued development or commercialization of one or more Products in the Territory. Throughout the Term, Himalaya shall provide (or shall cause its Affiliates or other Selling Parties or Third Party Service Providers to provide) to BioAtla prior written notice of any recall of Products in the Territory during the Term, which notice shall contain reasonable detail of the nature and scope of such recall.

3.9 Ownership of Data; Cooperation. All Data generated in connection with the development and commercialization of CAB Antibodies or any Product by BioAtla and its Affiliates, licensees, and any Licensees shall be the sole and exclusive property of BioAtla or its Affiliates and shall be considered BioAtla Know How, and Himalaya hereby assigns, and shall cause its Affiliates, employees, consultants, Selling Parties, agents, or independent contractors to assign, to BioAtla, such person’s or entity’s right, title and interest in and to any such Inventions, and intellectual property rights therein, as is necessary to enable BioAtla to fully effect the ownership of Inventions, and intellectual property rights therein, as provided for in this Agreement. Himalaya shall also include provisions in its relevant agreements with Third Party Service Providers performing activities on its behalf pursuant to this Agreement, that effect the intent of this Section 3.6. Himalaya agrees to provide reasonable cooperation to BioAtla, and shall cause its Affiliates, employees, consultants, Selling Parties, agents, or independent contractors to, cooperate with BioAtla and take all reasonable additional actions and execute such agreements, instruments and documents as may be reasonably required to perfect BioAtla’s right, title and interest in and to Inventions, and intellectual property rights therein, as set forth in this Agreement, including by executing and delivering all documents reasonably required to evidence or record any assignment pursuant to this Agreement.

3.10 Materials Transfer. In order to facilitate the development activities contemplated by this Agreement, BioAtla may provide to Himalaya, its Licensees or Affiliates or other Selling Parties or Third Party Service Providers, or Himalaya may provide to BioAtla on behalf of its Licensees or Affiliates or Third Party Service Providers, certain biological materials or chemical compounds Controlled by the supplying party

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(collectively, “Materials”) for use by the receiving party solely in furtherance of such development activities. For clarity, such Materials do not include the CAB Antibodies provided by BioAtla hereunder or under any License Agreement. Except as otherwise provided for under this Agreement, all such Materials delivered to a party will remain the sole property of the supplying party, will be used only in furtherance of the development activities conducted in accordance with this Agreement, will not be used or delivered to or for the benefit of any Third Party, except for subcontractors or Third Party Service Providers, without the prior written consent of the supplying party, and will be used in compliance with all applicable laws, rules and regulations. The Materials supplied under this Agreement must be used with prudence and appropriate caution in any experimental work because not all of their characteristics may be known. Except as expressly set forth in this Agreement, THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

3.11 Adverse Event Reporting; Pharmacovigilance Agreement. As between the parties: (a) BioAtla shall be responsible for the timely reporting of all relevant adverse drug reactions/experiences, Product quality, Product complaints and safety Data relating to Products to the appropriate Regulatory Authorities in the ROW; and (b) except as otherwise agreed in writing by BioAtla and Himalaya, Himalaya shall be responsible for the timely reporting of all relevant adverse drug reactions/experiences, Product quality, Product complaints and safety Data relating to Products to the appropriate Regulatory Authorities in the Territory; all in accordance with applicable laws, rules and regulations of the relevant countries and Regulatory Authorities in the Territory. The parties shall enter into a pharmacovigilance agreement (“Safety Agreement”) which shall be negotiated and attached hereto as Exhibit E, on terms that comply with ICH guidelines, including: (i) providing detailed procedures regarding the maintenance of core safety information and the exchange of safety Data relating to Products worldwide within appropriate timeframes and in an appropriate format to enable each party to meet both expedited and periodic regulatory reporting requirements; and (ii) ensuring compliance with the reporting requirements of all applicable Regulatory Authorities on a worldwide basis for the reporting of safety Data in accordance with standards stipulated in the ICH guidelines, and all applicable regulatory and legal requirements regarding the management of safety Data.

4.	License Rights.

4.1 Exclusive License by BioAtla to Himalaya in the Territory. Subject to the terms and conditions of this Agreement (including the rights retained by BioAtla pursuant to Sections 3.2, 3.6, 4.3 and 7.9), BioAtla hereby grants to Himalaya, during the Term, an exclusive license under the BioAtla Intellectual Property solely to the extent required to develop, manufacture, conduct clinical trials, obtain Regulatory Approval of, make, have made, use, import, offer for sale and sell Products in the Field in the Territory; it being understood and agreed the license granted pursuant to this Section 4.1 includes the right of Himalaya to (i) use, make reference to and incorporate Clinical Data in filings with Regulatory Authorities in the ROW by BioAtla, solely for the purpose of obtaining Regulatory Approval for Products in the Field in the Territory and (ii) cross-reference filings made by BioAtla with applicable Regulatory Authorities in the ROW solely for the purpose of obtaining Regulatory Approval for Products in the Field in the Territory.

4.2 Licenses and Sublicenses by Himalaya to a Third Party.

(a) Terms of Licenses to CAB Antibodies by Himalaya to a Third Party. Himalaya shall have the right to grant licenses under the Himalaya Intellectual Property to a CAB Antibody (each a “License”) to a Third Party (a “Licensee”), solely to the extent required by that Third Party to develop, conduct clinical trials, obtain Regulatory Approval of, make, have made, use, import, offer for sale and sell Products in the Field in the Territory; provided, that all Licenses shall be subject to the prior written approval of BioAtla in each instance which approval shall not be unreasonably withheld and which approval shall be provided within thirty (30) days of receipt of such agreement by BioAtla for approval from Himalaya. Further, subject to this Section 4.2, Himalaya shall have the right to sublicense rights to a CAB Antibody under the Himalaya Intellectual Property (“Sublicense”) to a Third Party service provider, solely to the extent required by such Third Party service provider to provide services to Himalaya necessary to develop, conduct clinical trials, obtain Regulatory Approval of, make, have made, use, import, offer for sale and sell Products in the Field in the Territory; provided, that all sublicensed rights to any Licensee shall: (i) be set forth in a written agreement in a form to be agreed to in writing between the parties (each such agreement, a “Service Agreement”); (ii) not allow the further sublicense of such rights to another party other than as permitted in the Service Agreement; and (iii) be subject to the prior written approval of BioAtla in each instance.

(b) Terms of Sublicenses to BioAtla Know-How by Himalaya to a Third Party. Subject to this Section 4.2 and 10.6, Himalaya shall have the right to sublicense rights under the BioAtla Know-How, solely to a Licensee, and solely to the extent required to develop, conduct clinical trials, obtain Regulatory Approval of, make, have made, use, import, offer for sale and sell Products in the Field in the Territory to any Third Party.

4.3 Exclusive License of Himalaya Intellectual Property to BioAtla for ROW. Subject to the terms and conditions of this Agreement, Himalaya hereby grants to BioAtla:

(a) an exclusive (even as to Himalaya, its Affiliates, Licensees and Third Party service providers), royalty-free, fully-paid, irrevocable, perpetual license, with the right to sublicense through multiple tiers of sublicense, under the Himalaya Intellectual Property to develop, conduct clinical trials, obtain Regulatory Approval, make, have made, use, import, offer for sale and sell Products in the Field in the ROW (the “ROW License”);

(b) a non-exclusive, royalty-free, fully-paid, license under the Himalaya Intellectual Property as necessary for BioAtla to perform, and have performed, its obligations under this Agreement; and

(c) the ROW License includes the right of BioAtla to (i) use, make reference to and incorporate Clinical Data in filings with Regulatory Authorities in the Territory solely for the purpose of obtaining Regulatory Approval for Products in the Field in the ROW and (ii) cross-reference filings made by Himalaya with applicable Regulatory Authorities in the Territory solely for the purpose of obtaining Regulatory Approval for Products in the Field in the ROW. Himalaya shall obtain from its Affiliates and Third Party Service Providers all rights necessary for Himalaya to grant the ROW License and other rights granted to BioAtla under this Agreement.

4.4 Limitations.

(a) Limitations on Himalaya. Himalaya hereby covenants and agrees that it shall not, and shall cause its Affiliates and Third Party Service Providers not to, (i) develop, conduct clinical trials, make, have made, or obtain Regulatory Approvals for Products in the ROW, or (ii) offer for sale or sell any Product to customers in the ROW or to any Third Party in the Territory that Himalaya has reasonable grounds to believe is likely to export any Product in the ROW. If Himalaya becomes aware that a Third Party is exporting Products acquired from Himalaya or its Affiliates or Third Party service providers to a country in the ROW, then Himalaya shall use Commercially Reasonable Efforts within its legal rights and the remedies afforded by applicable laws to stop or deter such Third Party from continuing such exportation, including by ceasing or limiting the supply of the Product to such Third Party. All inquiries or orders received by Himalaya or its Affiliates or Third Party service providers for Products to be delivered or distributed in the ROW shall be referred to BioAtla or its designee.

(b) Limitations on BioAtla. To the extent not otherwise prohibited by law, BioAtla hereby covenants and agrees that it shall not, and shall cause its Affiliates and Licensees not to, offer for sale or sell any Product to customers in the Territory or to any Third Party that BioAtla has reasonable grounds to believe are likely to import any Product in the Territory. If BioAtla becomes aware that a Third Party is exporting any Product acquired from BioAtla or its Affiliates or Licensees to the Territory, then BioAtla shall use Commercially Reasonable Efforts within its legal rights and the remedies afforded by applicable laws to stop or deter such Third Party from continuing such exportation, including by ceasing or limiting the supply of such Product to such Third Party. All inquiries or orders received by BioAtla or its Affiliates for Products to be delivered or distributed in the Territory shall be referred to Himalaya or its designee.

4.5 No Implied License. No right or license under any intellectual property rights of a party is granted or shall be granted by implication to the other party, and each party agrees not to practice any intellectual property rights of any other party except pursuant to the licenses expressly granted in this Agreement or any other written agreement between the parties. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement or such other written agreement between the parties.

4.6 No Other CAB Antibody Rights or BioAtla Intellectual Property. It is understood that Himalaya shall not have any rights to any other CAB antibody or any BioAtla Intellectual Property, except as expressly permitted by this Agreement. Further, Himalaya shall not have the right to conduct, or to grant any right to conduct, any activity on any CAB Antibody other than as set forth in a Development Plan, including the right to evaluate any CAB Antibody for any purpose other than as set forth in a Development Plan. Any and all rights granted in any License Agreement, shall be consistent with, the terms and conditions of this Agreement. Further, Himalaya shall be responsible for the compliance of its Affiliates and Third Party service providers and Licensees with the terms and conditions of this Agreement. Within 30 days of execution, Himalaya shall provide BioAtla with a full and complete copy of each Third Party service provider agreement, executed License Agreement.

4.7 Reserved Rights. Subject to the restrictions hereunder, and the rights expressly granted hereunder to the other party, each party reserves all rights to practice, and to grant licenses under, its intellectual property rights for any and all purposes, including to develop, conduct clinical trials of, obtain Regulatory Approval for, make, have made, use, import, offer for sale and sale of Products, for Himalaya in the Field in the Territory, and for BioAtla in the ROW, in accordance with this Agreement

4.8 Diligence. Himalaya will use Commercially Reasonable Efforts to develop (including toseek Regulatory Approval for) and market at least one (1) Product in one (1) country for each CAB Antibody licensed. Except as provided in this Section 4.7, Himalaya will have no other diligence obligations with respect to the development or Regulatory Approval of Products under this Agreement. For avoidance of doubt, any actions taken by Hiamalaya’s Affiliates or Sublicensees under this Agreement shall be treated as actions taken by Himalaya in regard to satisfaction of the requirements of this Section 4.7.

5.	PAYMENTS; RECORDS; AUDITS

5.1 In partial consideration for the rights and licenses granted hereunder, Himalaya shall be responsible for, and/or make the following payments to BioAtla:

(a) Development and Commercialization Payments/Costs.

(i) For each Initial CAB Antibody, Himalaya shall make the payments to BioAtla and shall bear Costs of Development under, and in accordance with, each Development Plan, and Costs of Commercialization in accordance with each Commercializatoin Plan. For each Initial CAB Antibody, such payments and costs shall specifically include the payments and costs as set forth in Exhibit G attached hereto and made a part hereof;

(ii) In the event Himalaya exercises its option to license a New Option Antibody as set forth under 3.2(h), Himalaya shall make the payments to BioAtla and shall bear Costs of Development under, and in accordance with, each Development Plan, and Costs of Commercialization in accordance with each Commercializatoin Plan. For each New Option Antibody, such payments and costs shall specifically include the payments and costs as set forth in Exhibit G attached hereto and made a part hereof;

(iii) Royalty. Himalaya shall pay BioAtla, on a country-by-country basis for each Calendar Quarter during the applicable Royalty Term, the lower of (a) a [***] royalty on annual Net Sales of Products for each Product and (b) in the event Himalaya licenses the rights to commercialize the Products in any country in the Territory to a Third Party, [***] of the royalties or other comparable payments (based upon sales of Products) received by Himalaya from such Third Party in such country; and

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(iv) Other CAB Antibody Payments. Subject to other payments due hereunder, and subject to (i) Himalaya being a publicly traded company on any stock exchange, or (ii) Himalaya experiencing a Change of Control, Himalaya shall pay BioAtla either (i) [***] of any Milestone Payment received for each CAB Antibody under a Sublicense, or (ii) if Himalaya or any Affiliate develops and commercializes Products itself, the development and sales milestone payments that are set forth in Exhibit G for each CAB Antibody. For clarity, each milestone set forth in Exhibit G shall be due and payable one time only (regardless of the number of Products to achieve any such development and sales milestone event within the Territory).

5.2 Payment Reports and Payments. Himalaya shall, at the time of payment of any amounts pursuant to Section 5.1 (and Exhibit G), deliver to BioAtla any reports of Himalaya, or reports received by Himalaya from a Licensee of Himalaya related to such payments, in addition to any other information requested by BioAtla with respect to such payments and the calculation thereof.

5.3 Records. Himalaya shall maintain, and shall obligate its Affiliates, Licensees and other Selling Parties and their Affiliates to maintain, complete and accurate records of Products made, used or sold by them under this Agreement, and any amounts payable to BioAtla in relation to Products, which records shall contain sufficient information to confirm the accuracy of any reports delivered to BioAtla hereunder. Himalaya shall retain, and shall obligate its Affiliates, Licensees and other Selling Parties to retain, such records relating to each Calendar Quarter for three (3) years after the end of that Calendar Quarter.

5.4 Audits. Either party (acting as the “Auditing Party”) shall have the right, at its own expense, to cause an internationally recognized, independent certified public accountant reasonably acceptable to the other party (the “Auditor”) to inspect such records of the other party, including in the case of Himalaya, records of Himalaya, its Affiliates, Licensees, and other Selling Parties (the “Audited Party”) during normal business hours for the sole purpose of verifying any reports and payments delivered under this Agreement. The Auditor shall not disclose to the Auditing Party any information other than information relating to accuracy of reports and payments delivered under this Agreement and shall provide the Audited Party with a copy of any report given to the Auditing Party. If the Auditor concludes from the inspection that any payments under Section 5.1 have been underpaid, the Auditor shall report that conclusion to both parties, and Himalaya or BioAtla, as applicable as the Audited Party, shall have sixty (60) days in which to review the details of the Auditor’s report with the Auditor in order to resolve the asserted discrepancy. The Audited Party shall pay the amount of any underpayment plus interest on such amount computed pursuant to this Agreement within (a) thirty (30) days after the Auditor first delivers the results of the audit, to the extent that the Audited Party agrees with the Auditor’s report, or (b) fifteen (15) days after the end of the sixty (60) day review period and the issuance of a confirming report by the Auditor that the Auditor continues to conclude that payments under Section 5.1 remain unpaid, to the extent the Audited Party disagrees with the Auditor’s report. The Auditing Party shall bear the full cost of the audit unless the audit performed under this Section reveals an underpayment in excess of five percent (5%) of the amount paid in any quarter, in which case the Audited Party shall bear the full cost of such audit. The Auditing Party may exercise its rights under this Section only once every year and only with reasonable prior notice to the Audited Party.

6.	EXCHANGE RATE; TAXES; LATE PAYMENTS

6.1 Exchange Rate; Manner and Place of Payment. All references to dollars and “$” herein shall refer to U.S. dollars. All payments hereunder shall be payable in U.S. dollars unless expressly noted otherwise. When conversion of payments from any currency other than U.S. dollars is required, such conversion shall be at an exchange rate equal to the weighted average of the rates of exchange for the currency of the country from which such payments are payable as published by The Wall Street Journal, Western U.S. Edition (the “Wall Street Journal”), during the Calendar Quarter in which the applicable sales were made (with respect to payments related to Net Sales) and during the 5 business days preceding the payment for all other payments. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank account designated in writing by the receiving party, unless otherwise specified in writing by such party.

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

6.2 Tax Withholding. All payments hereunder shall be due and payable net of taxes paid in the Territory. For clarity, each Upfront and Milestone payment to BioAtla shall be calculated based on the gross amount before any local tax witholdings, and any Royalty payments shall be based on the gross Net Sales before any local tax witholdings. For clarity, Himalaya shall be fully obligated to pay for any and all Territory taxes related to such payment. Himalaya shall not deduct any Territory tax due from any payment, and shall be fully obligated for any such Territory taxes.

6.3 Late Payments. In the event that any payment due under this Agreement is not sent to the party entitled to receive such payment when due in accordance with the applicable provisions of Section 5, the payment shall accrue interest from the date due at a rate equal to eight percent (8%) per annum, compounded monthly. The payment of such interest shall not limit the party entitled to receive payment from exercising any other rights it may have as a consequence of the lateness of any payment and in all cases shall be adjusted downward to reflect the maximum rate then legally permissable.

7.	INTELLECTUAL PROPERTY

7.1 Ownership of Intellectual Property.

(a) New Patent Rights. Subject to Section 7.1(b), Himalaya shall own all right, title and interest in and to New Patent Rights in the Territory and BioAtla shall own all right, title and interest in and to New Patent Rights in the ROW for inventions developed by and on behalf of such party. To the extent Himalaya, its Affiliates, Licensees, or Third Party Service Providers and their respective personnel or agents or Affiliates are deemed to have an inventive contribution to the Inventions under New Patent Rights contemplated to be owned by BioAtla pursuant to this Section 7.1, or other rights, title or interest within or to such Inventions, Himalaya hereby assigns, and shall cause to be promptly assigned, all of its, its Affiliates’, Licensees’, and Third Party Service Providers’ and their Affiliates’ rights, title and interest in and to such Inventions to BioAtla in the ROW. To the extent BioAtla is deemed to have an inventive contribution to the Inventions under New Patent Rights contemplated to be owned by Himalaya by this Section 7.1, or other rights, title or interest within or to such Inventions, BioAtla hereby assigns, its rights, title and interest in and to such Inventions to Himalaya in the Territory.

(b) Composition of Matter/Method of Use Patents in the ROW. BioAtla shall own all right, title and interest to the Composition of Matter/Method of Use Patents in the ROW.

(c) Composition of Matter Patents in the Territory. Subject to Himalaya making all payments due for a CAB Antibody, hereunder BioAtla shall assign i) patents and/or patent applications specifically directed to CAB Antibody compositions (“CAB Antibody Compositions”), and ii) patents and/or patent applications specifically directed to methods of use/treatment using a CAB Antibody Composition, transferred under a Development Plan under this Agreement, solely in the Territory (“Composition Patents”), to Himalaya, using the form of assignment set forth in Exhibit H hereto, at the time of filing of such patents and/or patent applications in the Territory. Simultaneously with such assignment, Himalaya shall also sign, an assignment to BioAtla for BioAtla’s use in the event of a Default as set forth in paragraph 7.1 (e) below (the “Default Assignment”) set forth in Exhibit I.

(d) Ownership of Data and Know-How. All (a) Data generated in connection with the development of each CAB Antibody and each Product under a Development Plan by Himalaya, its Affiliates, Licensees, and Third Party Service Providers, and their Affiliates (the “Clinical Data”) and (b) Know-How generated in connection with the development of each CAB Antibody and each Product under a Development Plan by Himalaya, its Affiliates, Licensees, and Third Party Service Providers, and their Affiliates shall be the sole and exclusive property of BioAtla and shall be considered BioAtla Know How, and Himalaya, hereby assigns, and shall cause its Affiliates, Licensees, and Third Party Service Providers, and their Affiliates to promptly assign, all of its and their rights, title and interest in and to such Clinical Data and Know-How to BioAtla.

(e) Default Event. In the event Himalaya, its Affiliates, Licensees and Third Party Service Providers, and/or their Affiliates: i) deviate from agreed upon activities set forth under a Development Plan, including, but not limited to the agreed upon timelines or agreed upon funding set forth under such Development Plan; ii) terminates, discontinues or abandons the development or commercialization, or funding of such development or commercialization, of a CAB Antibody and/or Product in the Territory; iii) fails to make any payment related to patent costs; or iv) undertakes any action in the Territory which challenges the validity, scope or enforceability of or otherwise opposes any BioAtla Patent Rights (each a “Default Event”), then BioAtla shall provide written notice of such default to Himalaya, and Himalaya shall provide written notice of such default to the applicable Affiliate, Licensees, Third Party Service Provider, or their Affiliate. Himalaya shall have forty (40) days in which to cure such default, or cause such default to be cured. In the event Himalaya fails to cure such default, or cause such default to be cured, within such forty (40) day period, Himalaya hereby transfers to BioAtla, and shall cause all Affiliates, Licensees, Third Party Service Providers, and their Affiliates, all right, title and interest in such event, in the Composition/Method of Use Patents and Data, including Clinical Data, in the Territory, and BioAtla shall have the right to terminate this Agreement with immediate effect.

7.2 Prosecution and Maintenance of Composition/Method of Use Patents, Patent Rights and New Patent Rights. BioAtla shall have the first right, but not the obligation, to control and manage the preparation, filing, prosecution and maintenance of all Composition/Method of Use Patents and New Patent Rights (collectively “CAB Patent Rights”), subject to this Section 7.2. Himalaya shall, or shall cause the applicable Licensees to, reimburse BioAtla for all external patent fees and costs incurred with respect to preparation, filing, prosecution and maintenance of CAB Patent Rights in the Territory within 30 days from the date of invoice for such costs and expenses by BioAtla. BioAtla shall keep Himalaya, or the applicable Licensee, reasonably informed of progress with regard to the preparation, filing, prosecution and maintenance of all CAB Patent Rights, including content, timing and jurisdiction of the filing and prosecution of such CAB Patent Rights, and shall consult with, and consider in good faith the requests and suggestions of, Himalaya with respect to filing and prosecuting CAB Patent Rights. In the event that BioAtla desires to not file, abandon or cease prosecution or maintenance of any CAB Patent Right, BioAtla shall provide reasonable prior written notice to Himalaya, or the applicable Licensee, of such intention to abandon (which notice shall, to the extent possible, be given no later than 60 days prior to the next deadline for any action that must be taken with respect to any such CAB Patent Right in the relevant patent office in the Territory). In such case, at Himalaya’s, or the applicable Licensee’s, sole discretion and upon written notice to BioAtla, Himalaya, or the applicable Licensee, may elect to continue prosecution and/or maintenance of any such CAB Patent Right in BioAtla’s name, at Himalaya’s sole cost and expense and by counsel of Himalaya’s or the applicable Licensee’s choice, and BioAtla shall take such actions, at Himalaya’s or the applicable Licensee’s expense, as may be reasonably necessary to enable Himalaya or the applicable Licensee to do so. In such event, Himalaya or the applicable Licensee shall keep BioAtla reasonably informed on matters regarding such prosecution and maintenance.

7.3 Cooperation of the Parties. Each party agrees, and Himalaya will cause the applicable Licensees, or Third Party Service Provider to agree, to cooperate fully in the preparation, filing, prosecution and maintenance of CAB Patent Rights under Section 7.2 and in the obtaining and maintenance of any patent extensions, supplementary protection certificates and the like with respect thereto respectively at its own costs. Such cooperation includes: (a) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as to enable the other party to apply for and to prosecute patent applications in any country as permitted by Section 7.2; and (b) promptly informing the other party of any matters coming to such party’s attention that may affect the preparation, filing, prosecution or maintenance of any such patent applications and patents issuing therefrom.

7.4 Hold Harmless. During the term of this Agreement, Himalaya shall hold BioAtla harmless from and against claims by Himalaya of infringement of Himalaya Intellectual Property with respect to BioAtla’s activities in accordance with this Agreement solely for the purposes of carrying out the development as set forth in each Development Plan, or commercialization as set forth in each Commercialization Plan. The provisions of this Section 7.4 are intended to permit BioAtla to have freedom to carry out its responsibilities and perform its obligations under this Agreement and each Development Plan and each Commercialization Plan without fear of being made a party to any legal action concerning infringing any of the Himalaya Intellectual Property that is used to carry out such responsibilities or perform such obligations.

7.5 Infringement by Third Parties.

(a) Notice. In the event that either BioAtla or Himalaya becomes aware of any infringement or threatened infringement by a Third Party of any CAB Patent Right, it will notify the other party in writing to that effect. Any such notice shall include evidence to support an allegation of infringement or threatened infringement by such Third Party.

(b) CAB Patent Rights. Subject to this Section 7.5(b), Himalaya shall have the first right, as between BioAtla and Himalaya, but not the obligation, to bring and control any action or proceeding with respect to infringement of any CAB Patent Rights in the Territory, at its own expense and by counsel of its own choice. BioAtla shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and Himalaya and its counsel will reasonably cooperate with BioAtla and its counsel in strategizing, preparing and presenting any such action or proceeding. If Himalaya fails to bring an action or proceeding with respect to infringement of any CAB Patent Rights in the Territory within (i) 75 days following the notice of alleged infringement or (ii) 10 days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, BioAtla shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Himalaya shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Except as otherwise agreed to by the parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of such action or proceeding with respect to CAB Patent Rights in the Territory shall be used first to reimburse the parties’ documented out-of-pocket legal expenses relating to the action or proceeding, and any remaining compensatory damages relating to Products (including lost sales or lost profits with respect to Products) shall be retained [***]% by the party that brought and controlled such action or proceeding and [***]% by the other party, and any punitive damages shall be equally shared by the parties. Himalaya may grant a Licensee the rights granted to it in this Section 7.4 pursuant to any License Agreement .

(c) Cooperation. In the event a party brings an infringement action in accordance with this Section 7.5, the other parties shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a party.

7.6 Infringement of Third Party Rights. Each party shall promptly notify the other in writing of any allegation by a Third Party that the activity of BioAtla, Himalaya, Licensee or any of their respective Affiliates pursuant to this Agreement or any License Agreement infringes or may infringe the intellectual property rights of a Third Party. BioAtla shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by activities of BioAtla or its Affiliates at its own expense and by counsel of its own choice, and Himalaya and the Licensee under the applicable License Agreement shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Himalaya or the Licensee under the applicable License Agreement shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by activities of Himalaya or any Selling Party at its own expense and by counsel of its own choice, and BioAtla shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

7.7 Consent for Settlement. No party shall enter into any settlement or compromise of any action or proceeding under this Section 7 which would in any manner alter, diminish, or be in derogation of another party’s rights under this Agreement without the prior written consent of such other party, which shall not be unreasonably withheld.

7.8 Trademarks. Subject to BioAtla’s written approval on a case by case basis, which shall not be unreasonably withheld, Himalaya shall own and be responsible for all trademarks, trade names, branding, or logos related to Products in the Field in the Territory, and will be responsible for selecting, registering, defending, and maintaining the same at Himalaya’s sole cost and expense, provided that BioAtla’s approval shall be deemed granted if BioAtla does not respond to Himalaya within 30 days of being informed by Himalaya of the same.

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

7.9 BioAtla Global Transaction. BioAtla Global Transaction. In the event BioAtla has a party interested, or is interested itself, in exclusively licensing rights to a CAB Antibody subject to the rights granted to, or otherwise owned by, Himalaya hereunder, as part of a Global Transaction, BioAtla shall notify Himalaya of such interest in writing (“Global Transaction Notification”), and the parties shall confer within fifteen (15) days of such notification. Within thirty (30) days of the notification, Himalaya shall ntofiy BioAtla in writing whether or not it will agree to participate in such Global Transaction (“Himalaya Approval”). BioAtla shall be solely responsible for the Global Transaction negotiation and execution, and shall update Himalaya on the status of the negotiation and relevant terms, in writing, every two (2) weeks. In the event the Global Transaction is not fully executed within three (3) months of the Himalaya Approval (“Negotiation Term”), Himalaya shall no longer be obligated to participate with its rights in such Global Transaction, however, the parties shall agree in writing the desire to extend the Negotiation Term for a specified period. The parties understand and agreed that: (a) BioAtla shall provide to Himalaya a summary, including the financial terms (which may be a term sheet), of any such proposed Global Transaction (such summary, the “Global Transaction Summary”) in the Global Transaction Notification; (b) Himalaya shall shall cooperate and assist BioAtla in consummating such Global Transaction, including the execution of all agreements and documentation requested by BioAtla and shall not, during the Negotiation Term, cease and otherwise refrain from discussing, negotiating or otherwise consummating any sublicense of any of the rights granted to, or otherwise owned by, Himalaya under this Agreement; (c) in connection with each such Global Transaction, the financial terms for Himalaya shall be as follows: within five (5) business days of receipt, BioAtla shall pay to Himalaya: A) in the event the Global Transaction involes an exclusive license, (i) [***] of all upfront and development milestones, (ii) [***] of sales milestones which are paid with respect to net sales of the applicable Product in the Territory, and (iii) [***] of the royalties paid with respect to net sales of the applicable Product in the Territory, all as and to the extent paid to BioAtla pursuant to such Global Transaction, or B) in the event that the Global Transaction involves a sharing of profits and losses by BioAtla and the Third Party pursuant to such Global Transaction (a “Co-Development Deal”), Himalaya shall be responsible for all Costs of Development associated with obtaining Regulatory Approval, and solely to the extent required to obtain Regualtory Approval, in the Territory, and Costs of Commercialization for the applicable Product solely in the Territory, and, in return, BioAtla shall promptly pay to Himalaya [***] of all global profits received by BioAtla pursuant to such Global Transaction. In the event the Global Transaction is a blend of a Co-Development Deal and an exclusive license, Himalaya shall Himalaya shall be responsible for all Costs of Development associated with obtaining Regulatory Approval, and solely to the extent required to obtain Regualtory Approval, in the Territory, and Costs of Commercialization for the applicable Product solely in the Territory, and, in return, BioAtla shall promptly pay to Himalaya the greater of: a) [***] of any upfront payment received under such Global Transaction, and [***] of all proceeds received in the Territory, b) [***] of all proceeds received under such Global Transaction in the Territory. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the case of BioAtla’s Co-Development of CTLA-4 with Beigene, in consideration of the rights in the Territory, BioAtla shall promptly pay Himalaya [***] percent of all development and sales milestones and royalties, received from Beigene in the Territory. For clarity, BioAtla shall pay Himalaya [***] of the development and sales milestones and royalties it receives under the CTLA-4 Co-Development with BeiGene in the BeiGene territory under the Co-Development agreement between BioAtla and BeiGene, since the BeiGene territory is larger than the Territory.

7.10 Prior to May 31st, 2020, in the event a Third Party Acquirer requires worldwide rights to [***] licensed to Himalaya hereunder (“Clinical Stage Licensed CAB Antibodies”), BioAtla shall notify Himalaya of such requirement in writing (“Acquisition Requirement Notification”), and the parties shall confer within ten (10) days of the Acquisition Requirement Notification and shall agree appropriate terms, including compensation, to Himalaya to exclusively license the rights to one or both of these two Clinical Stage Licensed CAB antibodies back to BioAtla (“Exclusive Back-License”), so BioAtla can conclude the acquisition transaction (“BioAtla Acquisition”). The Exclusive Back-License shall be effective upon the BioAtla Acquisition. BioAtla shall be solely responsible for the negotiation and execution of the BioAtla Acquisition, and shall update Himalaya on the status of the negotiation and relevant terms, in writing, every two (2) weeks. In the event the BioAtla Acquistion is not fully executed within three (3) months of the Acquisition Requirement Notification

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(“Negotiation Term”), Himalaya shall no longer be obligated to enter into the Exclusive Back-License, however, the parties shall agree in writing the desire to extend the Negotiation Term for a specified period. The parties understand and agreed that: (a) Himalaya shall, during the Negotiation Term, cease and otherwise refrain from discussing, negotiating or otherwise consummating any sublicense of any of the rights granted to, or otherwise owned by, Himalaya under this Agreement; (c) in connection with each such Exclusive Back-License, the financial terms for Himalaya shall be as follows for each CAB Antibody: an upfront payment of [***], (i) a [***] milestone payment upon NDA (or the equivalent) approval, and royalties as set forth hereunder for the Territory. BioAtla shall be responsible for all Costs of Development associated with obtaining Regulatory Approval in the Territory, and for all Costs of Commercialization for the applicable Product in the Territory. BioAtla shall make all reasonable attempts under the BioAtla Acquisition to require an Exclusive Back-License for either CAB-AXL-ADC or CAB-ROR2-ADC from Himalaya, but not both.

8.	REPRESENTATIONS AND WARRANTIES

8.1 Mutual Representations and Warranties. Each party represents and warrants to the other that, as of the Effective Date: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof, (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and each person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action, (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it, and (d) it has the right to grant the rights and licenses granted by it under this Agreement.

8.2 Mutual Covenants.

(a) Employees, Consultants and Contractors. Each party covenants that it has obtained or will obtain written agreements from each of its employees, consultants and contractors who perform development activities pursuant to this Agreement, which agreements will obligate such persons to obligations of confidentiality and non-use and to assign Inventions in a manner consistent with the provisions of this Agreement.

(b) Debarment. Each party represents, warrants and covenants to the other party that it is not debarred or disqualified under the U.S. Federal Food, Drug and Cosmetic Act or comparable laws in any country or jurisdiction other than the U.S. and it does not, and will not during the Term, employ or use the services of any person who is debarred or disqualified, in connection with activities relating to CAB Antibodies or any Product. In the event that either party becomes aware of the debarment or disqualification or threatened debarment or disqualification of any person providing services to such party, including the party itself or its Affiliates or Licensees or Third Party Service Providers, which directly or indirectly relate to activities contemplated by this Agreement, such party shall immediately notify the other party in writing and such party shall cease employing, contracting with, or retaining any such person to perform any such services.

(c) Compliance.

(i) In the performance of its obligations under this Agreement, such party shall comply and shall cause its and its Affiliates’ employees and contractors to comply with all applicable laws, rules and regulations.

(ii) Such party and, to its knowledge, its and its Affiliates’ employees and contractors shall not, in connection with the performance of their respective obligations under this Agreement, directly or indirectly through Third Parties, pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value to a Public Official or Entity or other person for purpose of obtaining or retaining business for or with, or directing business to, any person, including, without limitation, either party (it being understood that, without any limitation to the foregoing, such party, and to its knowledge, its and its Affiliates’ employees and contractors, has not directly or indirectly promised, offered or provided any corrupt payment, gratuity, emolument, bribe, kickback, illicit gift or hospitality or other illegal or unethical benefit to a Public Official or Entity or any other person in connection with the performance of such party’s obligations under this Agreement, and shall not, directly or indirectly, engage in any of the foregoing).

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(iii) Such party and its Affiliates, and their respective employees and contractors, in connection with the performance of their respective obligations under this Agreement, shall not cause such other party’s indemnitees to be in violation of the FCPA, Export Control Laws, or any other applicable laws, rules or regulations or otherwise cause any reputational harm to such other party.

(iv) Such party shall immediately notify the other party if such party has any information or suspicion that there may be a violation of the FCPA, Export Control Laws, or any other applicable laws, rules or regulations in connection with the performance of this Agreement or the development, manufacture or commercialization of any Product.

(v) In connection with the performance of its obligations under this Agreement, such party shall comply and shall cause its and its Affiliates’ employees and contractors to comply with such party’s own anti-corruption and anti-bribery policy, a copy of which has been provided to the other party.

(vi) The other party will have the right, upon reasonable prior written notice and during such Party’s regular business hours, to audit such party’s books and records in the event that a suspected violation of any of the representations, warranties or covenants in this Section 8.2(c) needs to be investigated.

(vii) In the event that such party has violated or been suspected of violating any of the representations, warranties or covenants in this Section 8.2(c), such party will cause its or its Affiliates’ personnel or others working under its direction or control to submit to periodic training that such party will provide on anti-corruption law compliance.

(viii) Such party will, at the other party’s request, annually certify to such other party in writing such party’s compliance, in connection with the performance of such party’s obligations under this Agreement, with the representations, warranties or covenants in Section 8.2(c).

8.3 Additional BioAtla Representations, Warranties and Covenants. BioAtla represents, warrants and covenants to Himalaya that, as of the Effective Date:

(a) BioAtla has received no written notice from any Third Party that the development of any CAB Antibody conducted by BioAtla infringes any intellectual property rights of any Third Party; and

(b) there are no pending actions, claims, investigations, suits or proceedings against BioAtla, at law or in equity, or before or by any Regulatory Authority, and BioAtla has not received any written notice regarding any pending or threatened actions, claims, investigations, suits or proceedings against BioAtla, at law or in equity, or before or by any Regulatory Authority, in either case with respect to the BioAtla Know-How.

8.4 Additional Himalaya Representations, Warranties and Covenants. Himalaya represents, warrants and covenants to BioAtla that:

(a) Himalaya has not as of the Effective Date, and will not, and will not permit any Affiliate, Licensee or Third Party Service Provider to, during the Term, grant any right to any Third Party under the Himalaya Rights that would conflict with the rights granted to BioAtla hereunder;

(b) Himalaya shall not alone or with or for any Third Party (and shall not permit any Affiliate or Licensee to), research (including without limitation screen or conduct assays) in the Field any Licensed Candidate, or otherwise develop or commercialize any pharmaceutical product which is Specifically Directed to the Target of any Product; and

(c) Himalaya shall obtain, and maintain throughout the Term, all rights, authorizations, permits, licenses and consents necessary to perform and conduct the activities, in the Territory, contemplated by this Agreement.

8.5 Disclaimer. Except as expressly set forth in this Agreement, THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EACH PARTY HEREUNDER ARE PROVIDED “AS IS” AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, (a) neither party represents or warrants that any Data obtained from conducting clinical trials in one country or jurisdiction will comply with the laws and regulations of any other country or jurisdiction, and (b) neither party represents or warrants the success of any study or test conducted pursuant to this Agreement or the safety or usefulness for any purpose of the technology it provides hereunder.

8.6 Limitation of Liability. EXCEPT (A) FOR A BREACH OF SECTION 8.4(b), OR (B) SECTION 13.5 OR (C) FOR CLAIMS THAT ARE SUBJECT TO INDEMNIFICATION UNDER 11 OR (C) FOR DAMAGES DUE TO FRAUD, MALICIOUS ACTIONS AND/OR INTENTIONAL TORT OF THE LIABLE PARTY, NEITHER PARTY NOR ANY OF THEIR RESPECTIVE AFFILIATES WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE OR EXEMPLARY DAMAGES OR LOST PROFITS, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE (EXCEPT TO THE EXTENT THE PARTY SEEKING INDEMNIFICATION IS ACTUALLY LIABLE TO A THIRD PARTY FOR SUCH CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOST PROFITS IN CONNECTION WITH A CLAIM BY SUCH THIRD PARTY).

9.	CONFIDENTIALITY

9.1 Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, during the Term and for ten (10) years thereafter, the receiving party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information furnished to it by the other party pursuant to this Agreement or any Confidential Information developed by the other party hereunder, and both parties shall keep confidential and, subject to Section 9.5, shall not publish or otherwise disclose the terms of this Agreement. Each party may use the other party’s Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but no less than reasonable care) to ensure that its employees, agents, consultants, contractors and other representatives do not disclose or make any unauthorized use of the Confidential Information of the other party. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information of the other party.

9.2 Exceptions. The obligations of confidentiality and restriction on use under this Article 9 shall not apply to any information which the receiving party can prove by competent written evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available to the public; (b) is known by the receiving party at the time of receiving such information, other than by previous disclosure of the disclosing party, or its Affiliates, employees, agents, consultants, or contractors; (c) is hereafter furnished to the receiving party without restriction by a Third Party who has no obligation of confidentiality or limitations on use with respect thereto, as a matter of right; or (d) is independently discovered or developed by the receiving party without access or reference to, or use of, Confidential Information belonging to the disclosing party.

9.3 Authorized Disclosure. Each party may disclose Confidential Information belonging to the other party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:

(a) filing, prosecuting, or maintaining New Patent Rights as permitted by this Agreement;

(b) Regulatory Filings for Products that such party has a license or right to develop hereunder in a given country or jurisdiction;

(c) prosecuting or defending litigation as permitted by this Agreement;

(d) complying with applicable court orders or governmental regulations or stock exchange rules; and

(e) disclosure to Affiliates, Licensees, Third Party Service Providers, employees, consultants, contractors, agents or other Third Parties in connection with due diligence or similar investigations by such Third Parties, and disclosure to potential Third Party investors in confidential financing documents, provided, in each case, that any such Affiliate, Licensee, Third Party Service Provider, employee, consultant, contractor, agent or other Third Party agrees to be bound by terms of confidentiality and non-use consistent with those set forth in this Section 9.

Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party’s Confidential Information pursuant to Section 9.3(c) or (d), it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and use Commercially Reasonable Efforts to secure confidential treatment of such Confidential Information and at least as diligently as such party would use to protect its own confidential information. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. Any information disclosed pursuant to 9.3(c) or (d) shall still be deemed Confidential Information and subject to the restrictions set forth in this Agreement, including the foregoing provisions of Section 9.

9.4 Publications. BioAtla shall have the right to review and comment on any material proposed for disclosure or publication by Himalaya regarding results of and other information regarding Himalaya’s research or development activities with respect to Products, whether by oral presentation, manuscript or abstract. Before any such material is submitted for publication or presentation of the same is made, Himalaya shall deliver a complete copy to BioAtla at least 60 days prior to submitting the material to a publisher or initiating any other disclosure. Each party shall review any such material and give its comments to the other party within 30 days of the receipt of such material. With respect to oral presentation materials and abstracts, BioAtla shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the other party with appropriate comments, if any, but in no event later than 30 days from receipt. Himalaya shall comply with BioAtla’s request to delete references to the Confidential Information of BioAtla in any such material and agrees to delay any submission for publication or other public disclosure for a period of up to an additional 90 days for the purpose of preparing and filing appropriate patent applications. Himalaya shall reference BioAtla as the origin of the CAB Antibodies and shall include BioAtla authors as appropriate.

9.5 Publicity; Public Disclosures. It is understood that each party may desire or be required to issue future press releases relating to this Agreement or activities hereunder. The parties agree to consult with each other reasonably and in good faith with respect to the text and timing of such subsequent press releases prior to the issuance thereof, provided that a party may not unreasonably withhold, condition or delay consent to such releases, and that either party may issue such press releases or make such disclosures to the SEC or any other national securities exchange or other internationally recognized securities exchange pursuant to registration statements, periodic reports or current reports or otherwise as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure. The parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by a party with the SEC or any other national securities exchange or other internationally recognized securities exchange or as otherwise required by law. In addition, following the initial joint press release announcing this Agreement, either party shall be free to disclose, without the other party’s prior written consent, the existence of this Agreement, the identity of the other party and those terms of the Agreement which have already been publicly disclosed in accordance herewith.

9.6 Prior Non-Disclosure Agreement. As of the Effective Date, the terms of this Section 9 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the parties (or their Affiliates) dealing with the subject of this Agreement. Any information disclosed pursuant to any such prior agreement shall be deemed Confidential Information for purposes of this Agreement.

9.7 Equitable Relief. Given the nature of the Confidential Information and the competitive damage that a party would suffer upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the parties agree that monetary damages would not be a sufficient remedy for any breach of this Section 9. In addition to all other remedies, a party shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Section 9.

10.	TERM AND TERMINATION

10.1 Term. This Agreement shall commence on the Effective Date, and unless terminated earlier as provided in this Section 10 or by mutual written agreement of the parties, shall continue until the expiration of all payment obligations under Section 5 (the “Term”).

10.2 Termination for Cause. Each party shall have the right to terminate this Agreement upon 60 days’ prior written notice to the other party upon the occurrence of any of the following:

(a) upon or after the bankruptcy, insolvency, dissolution or winding up of the other party (other than a dissolution or winding up for the purpose of reconstruction or amalgamation); or

(b) after the breach of any material provision of this Agreement by the other party (including any failure to pay any amounts in excess of $100,000) if the breaching party has not cured such breach within the 60 day period following written notice of termination by the non-breaching party.

10.3 Termination for Patent Challenge. BioAtla shall have the right to terminate this Agreement immediately upon written notice to Himalaya if (a) Himalaya or any of its Affiliates directly, or indirectly through any Third Party, commences any interference or opposition proceeding with respect to, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to, any BioAtla Intellectual Property or (b) any Licensee or Third Party Service Provider directly, or indirectly through any Third Party, commences any interference or opposition proceeding with respect to, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to, any BioAtla Intellectual Property, and (i) Himalaya does not cause such Licensee or Third Party Service Provider to withdraw such action or (ii) Himalaya does not terminate the License Agreement with such Licensee or Third Party Service Provider, in each case, within 10 days of Himalaya receiving from BioAtla written notice of any such action being taken by such Licensee or Third Party Service Provider with sufficient evidence showing that such Licensee or Third Party Service Provider has taken such action.

10.4 Termination by BioAtla.

(a) If Himalaya notifies BioAtla in writing that it intends to abandon development of any CAB Antibody in the Territory, then BioAtla shall be entitled to terminate this Agreement immediately upon written notice to Himalaya with respect to such CAB Antibody.

(b) If Himalaya fails to comply with its diligence obligations set forth in this Agreement with respect to any CAB Antibody or Product in the Territory, then BioAtla shall be entitled to terminate this Agreement with respect to such CAB Antibody or Product immediately upon written notice to Himalaya if Himalaya has not complied with such diligence obligations to BioAtla’s satisfaction within the 60 day period following written notice of termination by BioAtla; provided, however, that in the event that Himalaya’s noncompliance with such diligence obligations cannot be cured prior to the expiration of the 60 day cure period, termination under this Section 10.4 shall not occur if Himalaya has taken appropriate steps to commence such cure during such 60 day period and Himalaya diligently continues to pursue reasonable efforts to cure such noncompliance within a reasonable period of time thereafter, but in any event within 90 days after notice of termination.

(c) BioAtla shall be entitled to terminate this Agreement pursuant to Sections 3.4(a)(iv) and 7.1.

10.5 Termination by Himalaya. Himalaya shall have the right to terminate this Agreement with respect to a CAB Antibody in the event that such CAB Antibody does not met the Clinical Criteria.

10.6 Effect of Expiration or Termination; Surviving Obligations.

(a) Effect of Termination by Himalaya. In the event that this Agreement is terminated by Himalaya pursuant to Sections 10.2 or 10.5, as of such date of termination all rights of Himalaya hereunder shall immediately cease.

(b) Effect of Expiration or Termination. Upon expiration or termination of this Agreement, all rights and obligations of the parties under this Agreement shall terminate, except as provided elsewhere in this Section 10.6.

(c) Additional Effect of Termination by Himalaya. Upon any termination of this Agreement by Himalaya pursuant to Sections 10.2 and 10.5, the ROW License shall continue in effect in accordance with its terms.

(d) Additional Effect of Termination by BioAtla. Upon any termination of this Agreement by BioAtla pursuant to Section 10.2, 10.3 or 10.4:

(i) in lieu of the ROW License (with respect to Products), Himalaya shall, and it hereby does, grant to BioAtla an exclusive (even as to Himalaya), worldwide, royalty-free, fully-paid, irrevocable, perpetual license, with the right to sublicense through multiple tiers of sublicense, under the Himalaya Intellectual Property to develop, conduct clinical trials, obtain Regulatory Approval, make, have made, use, import, offer for sale and sell Products in the Field in both the Territory and the ROW;

(ii) as promptly as practicable (and in any event within ninety (90) days) after such termination, Himalaya shall: (A) to the extent not previously provided to BioAtla, deliver to BioAtla true, correct and complete copies of all Regulatory Filings and registrations (including Regulatory Approvals) for Products in the Field in the Territory, and disclose to BioAtla all Himalaya Know-How not previously disclosed to BioAtla; (B) transfer or assign, or cause to be transferred or assigned, to BioAtla or its designee (or to the extent not so assignable, take all reasonable actions to make available to BioAtla or its designee the benefits of) all Regulatory Filings and registrations (including Regulatory Approvals) for Products in the Field in the Territory, whether held in the name of Himalaya or its Affiliates, Licensee; and (C) take such other actions and execute such other instruments, assignments and documents as may be necessary to effect, evidence, register and record the transfer, assignment or other conveyance of rights under this Section 10.6 to BioAtla;

(iii) Himalaya shall, as directed by BioAtla and consistent with applicable law, cause to be wound-down any ongoing development activities of Himalaya and its Affiliates and other Selling Parties with respect to any Products in the Field in the Territory in an orderly fashion or promptly transfer such development activities to BioAtla or its designee, in compliance with all applicable laws, rules and regulations; and

(iv) Himalaya shall, and it hereby does, effective as of such termination, assign to BioAtla all of Himalaya’s right, title and interest in and to any and all Product-specific trademarks used by Himalaya and its Affiliates, including all goodwill therein, and Himalaya shall promptly take such actions and execute such instruments, assignments and documents as may be necessary to effect, evidence, register and record such assignment, at Himalaya’s cost.

(e) Effects of Termination on Sublicenses. In the event of any termination of this Agreement by either party pursuant to Sections 10.2, 10.3 and 10.4(a), all Sublicenses granted by Himalaya hereunder shall terminate effective as of the date of such termination of this Agreement. In the event of any termination of this Agreement with respect to a CAB Antibody by BioAtla pursuant to Section 10.4(b) or by Himalaya pursuant to Section 10.5, all Sublicenses granted by Himalaya hereunder with respect to such terminated CAB Antibody shall terminate effective as of the date of termination of such CAB Antibody.

(f) Confidential Information. Upon expiration or termination of this Agreement in its entirety, except to the extent that a party retains a license from any other party as provided in this Section 10.6, each party shall promptly return to the other parties, or delete or destroy, all relevant records and materials in such party’s possession or control containing Confidential Information of the other party; provided that such party may keep one copy of such materials for archival purposes only subject to a continuing confidentiality obligations.

(g) Survival. Expiration or termination of this Agreement shall not relieve the parties of any obligation or right accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the parties under the following provisions of this Agreement shall survive expiration or termination of this Agreement: Sections 3.6, 5.4, 7.1, 10.6, 11, 12 and 13.1.

10.7 Exercise of Right to Terminate. Termination of this Agreement shall not preclude either party from claiming any other damages, compensation or relief that it may be entitled to upon such termination.

10.8 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by one party to another party are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws. The parties agree that a party that is a licensee of such rights under this Agreement will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a party to this Agreement under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, a party which has been granted a license to intellectual property under this Agreement will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy or insolvency proceeding upon its written request therefor, unless the bankrupt party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of the bankrupt party upon written request therefor by such party.

11.	INDEMNIFICATION

11.1 Indemnification by BioAtla. BioAtla hereby agrees to save, defend and hold Himalaya, its Affiliates (for so long as such entities remain Affiliates of Himalaya) and their respective directors, officers, employees and agents (each, a “Himalaya Indemnitee”), harmless from and against any and all liabilities, expenses and losses, including reasonable legal expenses and attorneys’ fees (collectively, “Losses”), to which any Himalaya Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party (a “Claim”) to the extent such Losses arise out of: (a) the practice by BioAtla of any license granted to it hereunder by Himalaya or (b) the breach by BioAtla of any warranty, representation, covenant or agreement made by BioAtla in this Agreement; except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any Himalaya Indemnitee, or the breach by Himalaya of any warranty, representation, covenant or agreement made by Himalaya in this Agreement.

11.2 Indemnification by Himalaya. Himalaya hereby agrees to save, defend and hold BioAtla, its Affiliates (for so long as such entities remain Affiliates of BioAtla) and their respective directors, officers, employees and agents (each, a “BioAtla Indemnitee”), harmless from and against any and all Losses to which any BioAtla Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise out of: (a) the practice by Himalaya of any rights or license granted to it hereunder by BioAtla or (b) the breach by Himalaya of any warranty, representation, covenant or agreement made by Himalaya in this Agreement; except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any BioAtla Indemnitee, or the breach by BioAtla of any warranty, representation, covenant or agreement made by BioAtla in this Agreement.

11.3 Control of Defense.

(a) Notice of Claims. A Claim to which indemnification applies under Section 11.1 or Section 11.2 shall be referred to herein as an “Indemnification Claim.” If the Indemnitee intends to claim indemnification under this Article 11, the Party claiming indemnification (the “Indemnitee”) shall notify the indemnifying Party (the “Indemnitor”) in writing, promptly upon becoming aware of an Indemnification Claim, describing in reasonable detail the facts giving rise to the Indemnification Claim; provided, that an Indemnification Claim in respect of any action at law or suit in equity by or against a Third Party as to which indemnification shall be sought shall be given promptly after the action or suit is commenced (provided that the Indemnitee is aware of such commencement); and provided further, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice.

(b) Indemnification Procedures. If an Indemnitee receives written notice of a Claim that the Indemnitee believes may result in a claim for indemnification under this Article 11, such Indemnitee shall deliver a notice of such Indemnification Claim to the Indemnitee in accordance with the provisions of Section 11.3(a). If the Litigation Conditions are satisfied, then the Indemnitor shall have the right to assume and control the defense of the Claim, at its own expense with counsel selected by it and reasonably acceptable to the Indemnitee, by delivering written notice of its assumption of such defense to the Indemnitee within twenty (20) days of its receipt of notice of such Claim from the Indemnitor (but the Indemnitor shall in any event have the right to assume and control the defense of a Claim that initially sought injunctive relief (including a declaratory judgment) from the Indemnitee when the only remaining dispute in such matter is the determination of non-injunctive relief or when the only remaining relief sought by the Third Party in such matter is non-injunctive relief, whichever is first); provided, however, that the Indemnitee shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the Indemnitor, if at any time the Litigation Conditions are not satisfied with respect to such Claim. If the Indemnitor assumes and controls the defense of such Claim, the Indemnitor shall keep the Indemnitee reasonably apprised of the status of the Claim and the Indemnitee shall be entitled to otherwise monitor such Claim at its sole cost and expense. If the Claim seeks injunctive relief (including a declaratory judgment) against or from the Indemnitee or if the Indemnitor does not assume the defense of the Claim as described in this Section 11.3, the Indemnitee shall be permitted to assume and control the defense of such Claim (but shall have no obligation to do so) and in such event shall be entitled to settle or compromise the Indemnification Claims in its sole and reasonable discretion. If the Indemnitor has assumed and controls the defense of the Claim in accordance with this Section 11.3, (i) the Indemnitee shall not settle or compromise the Indemnification Claim without the prior written consent of the Indemnitor, such consent not to be unreasonably withheld, conditioned or delayed and (ii) the Indemnitor shall not settle or compromise the Indemnification Claim in any manner that would result in the payment of amounts by the Indemnitee, impose any other obligation on the Indemnitee or otherwise have an adverse effect on the Indemnitee’s rights or interests (including any rights under this Agreement or the scope or enforceability of any Patents or Know-How licensed by one Party to another Party pursuant to this Agreement), without the prior written consent of the Indemnitee. In each case, the Party that is not controlling the defense of any Claim shall reasonably cooperate with the Party that is controlling the defense of such Claim, at the controlling Party’s expense and shall make available to the controlling Party all pertinent information under the control of the non-controlling Party, which information shall be subject to Article 9 of this Agreement. Each Party shall use commercially reasonable efforts to avoid production of Confidential Information of the other Party (consistent with applicable law and rules of procedure), and to cause all communications among employees, counsel and other representatives of such Party to be made so as to preserve any applicable attorney-client or work-product privileges.

11.4 Insurance. Each party, at its own expense, shall maintain appropriate insurance (or self-insure) in an amount consistent with sound business practice and reasonable in light of its obligations under this Agreement during the Term. Each party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other party upon request.

12.	DISPUTE RESOLUTION

12.1 Disputes. In the event of any dispute arising out of or relating to this Agreement, except as otherwise provided in Section 2.5 of this Agreement, the parties shall, through their respective executive officers, first meet and attempt to resolve the dispute in face-to-face negotiations. This meeting shall occur within 15 days after a party provides notice to another party that it wishes to invoke such negotiations.

12.2 Arbitration. If the parties are unable to resolve such dispute through such negotiations, then, except in the case of a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright, or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory, the dispute shall be resolved by binding arbitration before a single independent and neutral experienced arbitrator selected by mutual agreement of the parties. In the event that the parties are unable to mutually agree on the appointment of such arbitrator, then such arbitration shall be conducted before a panel of three independent and neutral experienced arbitrators, one chosen by BioAtla, one chosen by Himalaya and the third chosen by the foregoing two arbitrators. Any such arbitration proceeding shall be administered by the Hong Kong International Arbitration Centre (HKIAC) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (HKIAC Rules, with limited discovery, in accordance with its then current rules governing commercial disputes and the place of arbitration shall be Hong Kong. Any arbitration shall be conducted in the English language and applicable arbitration association shall use the laws of the State of New York as the governing law for this Agreement and the parties’ obligations hereunder. The arbitrator(s) shall have no authority to award punitive or any other type of damages not measured by a party’s compensatory damages. Except to the extent necessary to confirm or enforce an award or as may be required by law, neither a party nor any arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of all parties (BioAtla and Himalaya) to such arbitration. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable statute of limitations. Each party shall bear its own attorneys’ fees, costs and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, however, that the arbitrators shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.) and/or the fees and costs of the arbitrators. Each party agrees to fully perform and satisfy any arbitration award made against it within 15 days of the service of the award. By agreeing to this binding arbitration provision, the parties understand that they are waiving certain rights and protections which may otherwise be available if a dispute between the parties were determined by litigation in court, including the right to seek or obtain certain types of damages precluded by this provision, the right to a jury trial, certain rights of appeal and a right to invoke formal rules of procedure and evidence.

12.3 Court Actions. Nothing contained in this Agreement shall deny a party the right to (a) seek, upon good cause, injunctive or other equitable relief from a court of competent jurisdiction in the context of an emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing dispute resolution discussions or arbitration proceedings or (b) the right to bring any dispute regarding its intellectual property rights in a court of competent jurisdiction.

13.	GENERAL PROVISIONS

13.1 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding its conflicts of laws principles.

13.2 Entire Agreement; Modification. This Agreement is both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement, together with all other written agreements specifically referenced herein, supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Agreement.

13.3 Relationship Between the Parties.

The parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the parties. Except as expressly set forth hereunder, no party is a legal representative of any other party, and no party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of any other party for any purpose whatsoever.

13.4 Non-Waiver. The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such party.

13.5 Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by any party without the prior written consent of the other parties (which consent shall not be unreasonably withheld); provided, however, that a party may assign or otherwise transfer this Agreement and its rights and obligations hereunder without the other parties’ consent:

(a) in connection with the transfer or sale of all or substantially all of the business or assets of such party relating to Products to a Third Party, whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets or otherwise, provided that in the event of a transaction (whether this Agreement is actually assigned or is assumed by the acquiring party by operation of law (e.g., in the context of a reverse triangular merger)), (i) intellectual property rights of the acquiring party to such transaction (if other than one of the parties to this Agreement) shall not be included in the technology licensed hereunder, (ii) in the event of a Change of Control of BioAtla, no CAB antibodies and candidates of the acquiring party to such transaction, would be included under this Agreement; or

(b) to an Affiliate, provided that the assigning party shall remain liable and responsible to the non-assigning party hereto for the performance and observance of all such duties and obligations by such Affiliate.

The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties specified above, and the name of a party appearing herein will be deemed to include the name of such party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Agreement shall be void.

13.6 No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it, except for the persons expressly entitled to indemnification as provided in Section 11.

13.7 Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

13.8 Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by (a) air mail (postage prepaid) requiring return receipt, (b) overnight courier, or (c) email or facsimile confirmed thereafter by any of the foregoing, to the party to be notified at its address(es) given below, or at any address such party may designate by prior written notice to the other parties in accordance with this Section 13.8. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (i) the date of actual receipt; (ii) if air mailed, five days after the date of postmark; (iii) if delivered by overnight courier, the next day the overnight courier regularly makes deliveries or (iv) if emailed or sent by facsimile, the date of confirmation of receipt if during the recipient’s normal business hours, otherwise the next day.

If to Himalaya, notices must be addressed to:

Himalaya Therapeutics SEZC

Attention: Carolyn Short, General Manager

If to BioAtla, notices must be addressed to:

BioAtla, LLC

11085 Torreyana Road, Suite 100

San Diego, CA 92121 USA

Attention: Monica Sullivan

with a copy to:

David Schulman

Dechert LLP

1900 K Street, NW

Washington, DC 20006-1110

T +1 202 261 3440

F +1 202 261 3333

13.9 Force Majeure. Each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement (other than failure to make payment when due) by reason of any event beyond such party’s reasonable control including but not limited to Acts of God, fire, flood, explosion, earthquake, pandemic flu, or other natural forces, war, civil unrest, acts of terrorism, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur. Notice of a party’s failure or delay in performance due to force majeure must be given to the other party within 10 calendar days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any party be required to prevent or settle any labor disturbance or dispute.

13.10 Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable. Unless otherwise specified, references in this Agreement to any Article shall include all Sections, subsections and paragraphs in such Article, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection. The word “including” and similar words means including without limitation. The word “or” means “and/or” unless the context dictates otherwise because the subject of the conjunction are mutually exclusive. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. All references to days in this Agreement means calendar days, unless otherwise specified. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.

13.11 Counterparts; Electronic or Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

13.12 English Language. This Agreement is in the English language, and the English language shall control their interpretation. In addition, all notices required or permitted to be given under this Agreement, and all written, electronic, oral or other communications between the Parties regarding this Agreement, shall be in the English language.

13.13 Exhibits and Schedules. All exhibits or schedules referred to in this Agreement are attached hereto and incorporated herein by this reference.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this EXCLUSIVE RIGHTS AGREEMENT to be executed and entered into by their duly authorized representatives as of the Effective Date.

BIOATLA, LLC		HIMALAYA THERAPEUTICS SEZC

By:	/s/ Jay M. Short	By:	/s/ Carolyn Short
Name: Jay M. Short, Ph.D. Title: Chairman & CEO		Name: Carolyn Short Title: General Manager

SIGNATURE PAGE TO EXCLUSIVE RIGHTS AGREEMENT

EXHIBIT A

Initial CAB Antibody

CAB-ANTIBODY	FORMAT	TRANSFER DATE	TERRITORY
[***]

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

EXHIBIT B

New Option Antibody

[***]

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

EXHIBIT G

Development and Commercialization Payments/Costs

All payments due to BioAtla hereunder are due and payable in USD, and by wire to the bank account of written notice by BioAtla.

1)

Himalaya shall make the following payments to BioAtla, and each party shall bear Costs of Development under, and in accordance with, each Development Plan, and Costs of Commercialization in accordance with each Commercializatoin Plan. Notwithstanding anything herein to the contrary, such payments and costs shall specifically include the following:

a)

[***]: (i) Upon submission of a IND in the Territory, Himalaya will pay to BioAtla [***] for, and BioAtla will deliver to Himalaya, sufficient supply of [***] GMP manufactured material for at least [***]; (ii) Himalaya will conduct and fund [***] of the P1 Clinical Trial in the Territory, if required (for example an additional [***] patient study may be required by regulatory bodies in the Territory, despite all of the US P1 Clincal Trial data); (iii) Himalaya will conduct and fund [***] of the P2 Clinical Trial Territory patient costs, solely to the extent required for Himalaya to advance the [***] in the Territory for its desired indication(s), while leveraging BioAtla’s ROW P2 patient data, which may be approximately [***] patients per indication, or more, in the Territory; for clarity, in the event the P2 Clinical Trial is comprised of patients from both the Territory and ROW for a particular indication, Himalaya shall be responsible for the costs for the patients in the study that are in the Territory, solely up to [***] of the total patients for the worldwide study, and BioAtla shall be responsible for the remainder of the costs; (iv) Himalaya will conduct and fund [***] of a P3 Clinical Trial in the Territory, if required, (v) Himalaya shall make the royalty and milestone payments as set forth in (3) and (4) below. For clarity, Himalaya shall have the right to use all relevant BioAtla Clinical Data to support its Clinical Trials and Regulatory Filings in the Territory, and BioAtla shall have the right to use all relevant Himalaya Clinical Data to support its Clinical Trials and Regulatory Filings in the ROW. It is the anticipated by the parties hereunder that both parties benefit from the cost efficiencies of leveraging each others data, and with BioAtla, or its licensee, developing and commercializing the [***] in the ROW, the parties anticipate that Himalaya may require fewer patients to advance the [***] in the Territory, since it will use the ROW data from BioAtla to support its studies. Himalaya will be responsible for and fund [***] percent ([***]%) of the Costs of Commercialization in the Territory;

b)

[***]: (i) Upon submission of a IND in the Territory, Himalaya will pay to BioAtla [***] for, and BioAtla will deliver to Himalaya, sufficient supply of [***] GMP manufactured material for at least [***]; (ii) Himalaya will conduct and fund [***] of the P1 Clinical Trial in the Territory, if required (for example an additional [***] patient study may be required by regulatory bodies in the Territory, despite all of the US P1 Clincal Trial data); (iii) Himalaya will conduct and fund [***] of the P2 Clinical Trial Territory patient costs, solely to the extent required for Himalaya to advance the [***] in the Territory for its desired indication(s), while leveraging BioAtla’s ROW P2 patient data, which may be approximately [***] per indication, or more, in the Territory; for clarity, in the event the P2 Clinical Trial is comprised of patients from both the Territory and ROW for a particular indication, Himalaya shall be responsible for the costs for the patients in the study that are in the Territory, solely up to [***] of the total patients for the worldwide study, and BioAtla shall be responsible for the remainder of the costs; (iv) Himalaya will conduct and fund [***] of a P3 Clinical Trial in the Territory, if required, (v) Himalaya shall make the royalty and milestone payments as set forth in (3) and (4) below. For clarity, Himalaya shall have the right to use all relevant BioAtla Clinical Data to support its Clinical Trials and Regulatory Filings in the Territory, and BioAtla shall have the right to use all relevant Himalaya Clinical Data to support its Clinical Trials and Regulatory Filings in the ROW. It is the anticipated by the parties hereunder that both parties benefit from the cost efficiencies of leveraging each others data, and with BioAtla, or its licensee, developing and commercializing the [***] in the ROW, the parties anticipate that Himalaya may require fewer patients to advance the [***] in the Territory, since it will use the ROW data from BioAtla to support its studies. Himalaya will be responsible for and fund [***] of the Costs of Commercialization in the Territory;

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

c)

[***]: Himalaya will pay to BioAtla [***] within [***] business days from notice from BioAtla of its IND filing in the US. Further, (i) upon submission of a IND in its Territory, Himalaya will pay to BioAtla [***] for, and BioAtla will deliver to Himalaya, sufficient supply of [***] GMP manufactured material for at least [***] patients; (ii) in the event the Parties jointly decide to perform the entire P1 Clinical Trial in the Territory, or the entire P1 Clinical Trial in the ROW, Himalya shall be responsible for [***] of the direct costs (for clarity, direct costs do not include overhead) for such P1 Clinical Trial costs, and BioAtla shall be responsible for the remainder of such P1 Clinical Trial costs for such shared P1 Clinical Trial; in the event the P1 Clinical Trial is comprised of patients from both the Territory and ROW, Himalaya shall be responsible for the costs for the patients in the study that are in the Territory, up to [***] of the total patients for the worldwide study, and BioAtla shall be responsible for the remainder of the costs; (iii) Himalaya will conduct and fund [***] of the P2 Clinical Trial Territory patient costs, solely to the extent required for Himalaya to advance the [***] in the Territory for its desired indication(s), while leveraging BioAtla’s ROW P2 patient data, which may be approximately [***] per indication, or more, in the Territory; for clarity, in the event the P2 Clinical Trial is comprised of patients from both the Territory and ROW for a particular indication, Himalaya shall be responsible for the costs for the patients in the study that are in the Territory, solely up to [***] of the total patients for the worldwide study, and BioAtla shall be responsible for the remainder of the costs; (iv) Himalaya will conduct and fund [***] of a P3 Clinical Trial in the Territory, if required, and (v) Himalaya shall make the royalty and milestone payments as set forth in (3) and (4) below. For clarity, Himalaya shall have the right to use all relevant BioAtla Clinical Data to support its Clinical Trials and Regulatory Filings in the Territory, and BioAtla shall have the right to use all relevant Himalaya Clinical Data to support its Clinical Trials and Regulatory Filings in the ROW. It is the anticipated by the parties hereunder that both parties benefit from the cost efficiencies of leveraging each others data, and with BioAtla, or its licensee, developing and commercializing the [***] in the ROW, the parties anticipate that Himalaya may require fewer patients to advance the [***] in the Territory, since it will use the ROW data from BioAtla to support its studies. Himalaya will be responsible for and fund [***] of the Costs of Commercialization in the Territory;

d)

[***]: Himalaya will pay to BioAtla [***] within [***] business days from notice from BioAtla of its IND filing in the US. Further, (i) upon submission of a IND in its Territory, Himalaya will pay to BioAtla [***] for, and BioAtla will deliver to Himalaya, sufficient supply of [***] GMP manufactured material for at least [***] patients; (ii) in the event the Parties jointly decide to perform the entire P1 Clinical Trial in the Territory, or the entire P1 Clinical Trial in the ROW, Himalya shall be responsible for [***] of the direct costs (for clarity, direct costs do not include overhead) for such P1 Clinical Trial costs, and BioAtla shall be responsible for the remainder of such P1 Clinical Trial costs for such shared P1 Clinical Trial; in the event the P1 Clinical Trial is comprised of patients from both the Territory and ROW, Himalaya shall be responsible for the costs for the patients in the study that are in the [***] Territory, up to [***] of the total patients for the worldwide study, and BioAtla shall be responsible for the remainder of the costs; (iii) Himalaya will conduct and fund [***] of the P2 Clinical Trial Territory patient costs, solely to the extent required for Himalaya to advance the [***] in the Territory for its desired indication(s), while leveraging BioAtla’s ROW P2 patient data, which may be approximately [***] patients per indication, or more, in the Territory; for clarity, in the event the P2 Clinical Trial is comprised of patients from both the Territory and ROW for a particular indication, Himalaya shall be responsible for the costs for the patients in the study that are in the Territory, solely up to [***] of the total patients for the worldwide study, and BioAtla shall be responsible for the remainder of the costs; (iv) Himalaya will conduct and fund [***] of a P3 Clinical Trial in the Territory, if required, and (v) Himalaya shall make the royalty and milestone payments as set forth in (3) and (4) below. For clarity, Himalaya shall have the right to use all relevant BioAtla Clinical Data to support its Clinical Trials and Regulatory Filings in the Territory, and BioAtla shall have the right to use all relevant Himalaya Clinical Data to support its Clinical Trials and Regulatory Filings in the ROW. It is the anticipated by the parties hereunder that both parties benefit from the cost efficiencies of leveraging each

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

others data, and with BioAtla, or its licensee, developing and commercializing the [***] in the ROW, the parties anticipate that Himalaya may require fewer patients to advance the [***] in the Territory, since it will use the ROW data from BioAtla to support its studies. Himalaya will be responsible for and fund [***] of the Costs of Commercialization in the Territory;

e)

[***]: Himalaya shall pay BioAtla [***] to initiate work under a Development Plan to develop the [***] to a LEAD. Upon delivery of the LEAD and Data Package, under the Development Plan, Himalaya will pay BioAtla [***]. Himalaya will pay to BioAtla [***] within the earlier of: a) [***] business days from notice from BioAtla of its IND filing in the US, or b) [***] days from Himalaya filing its IND in the Territory. Further, in the event BioAtla is advancing development of [***] in ROW, Himalaya shall pay BioAtla, and the parties shall share costs, as follows: (i) upon submission of a IND in its Territory, Himalaya will pay to BioAtla [***] for, and BioAtla will deliver to Himalaya, sufficient supply of [***] manufactured material for at least [***] patients; (ii) in the event the Parties jointly decide to perform the entire P1 Clinical Trial in the Territory, or the entire P1 Clinical Trial in the ROW, Himalya shall be responsible for [***] of the direct costs (for clarity, direct costs do not include overhead) for such P1 Clinical Trial costs, and BioAtla shall be responsible for the remainder of such P1 Clinical Trial costs for such shared P1 Clinical Trial; in the event the P1 Clinical Trial is comprised of patients from both the Territory and ROW, Himalaya shall be responsible for the costs for the patients in the study that are in the Territory, up to [***] of the total patients for the worldwide study, and BioAtla shall be responsible for the remainder of the costs; (iii) Himalaya will conduct and fund [***] of the P2 Clinical Trial Territory patient costs, solely to the extent required for Himalaya to advance the [***] in the Territory for its desired indication(s), while leveraging BioAtla’s ROW P2 patient data, which may be approximately [***] patients per indication, or more, in the Territory; for clarity, in the event the P2 Clinical Trial is comprised of patients from both the Territory and ROW for a particular indication, Himalaya shall be responsible for the costs for the patients in the study that are in the Territory, solely up to [***] of the total patients for the worldwide study, and BioAtla shall be responsible for the remainder of the costs; (iv) Himalaya will conduct and fund [***] of a P3 Clinical Trial in the Territory, if required, and (v) Himalaya shall make the royalty and milestone payments as set forth in (3) and (4) below. For clarity, Himalaya shall have the right to use all relevant BioAtla Clinical Data to support its Clinical Trials and Regulatory Filings in the Territory, and BioAtla shall have the right to use all relevant Himalaya Clinical Data to support its Clinical Trials and Regulatory Filings in the ROW. It is the anticipated by the parties hereunder that both parties benefit from the cost efficiencies of leveraging each others data, and with BioAtla, or its licensee, developing and commercializing the [***] in the ROW, the parties anticipate that Himalaya may require fewer patients to advance the [***] in the Territory, since it will use the ROW data from BioAtla to support its studies. In the event BioAtla decides not to advance development of the [***] in the ROW in the [***] Lead Designation Notice, Himalaya shall be responsible for [***] of the remaining development costs for the [***] in the Territory. Himalaya will be responsible for and fund [***] of the Costs of Commercialization in the Territory;

f)

[***]: Himalaya will pay to BioAtla [***] within [***] business days from notice from BioAtla of its IND filing in the US. Further, (i) upon submission of a IND in its Territory, Himalaya will pay to BioAtla [***] for, and BioAtla will deliver to Himalaya, sufficient supply of [***] GMP manufactured material for at least [***] patients; (ii) in the event the Parties jointly decide to perform the entire P1 Clinical Trial in the Territory, or the entire P1 Clinical Trial in the ROW, Himalya shall be responsible for [***] of the direct costs (for clarity, direct costs do not include overhead) for such P1 Clinical Trial costs, and BioAtla shall be responsible for the remainder of such P1 Clinical Trial costs for such shared P1 Clinical Trial; in the event the P1 Clinical Trial is comprised of patients from both the Territory and ROW, Himalaya shall be responsible for the costs for the patients in the study that are in the Territory, up to [***] of the total patients for the worldwide study, and BioAtla shall be responsible for the remainder of the costs; (iii) Himalaya will conduct and fund [***] of the P2 Clinical Trial Territory patient costs, solely to the extent required for Himalaya to advance the [***] in the Territory for its desired indication(s), while leveraging BioAtla’s ROW P2 patient data, which may be approximately [***] patients per indication, or

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

more, in the Territory; for clarity, in the event the P2 Clinical Trial is comprised of patients from both the Territory and ROW for a particular indication, Himalaya shall be responsible for the costs for the patients in the study that are in the Territory, solely up to [***] of the total patients for the worldwide study, and BioAtla shall be responsible for the remainder of the costs; (iv) Himalaya will conduct and fund [***] of a P3 Clinical Trial in the Territory, if required, and (v) Himalaya shall make the royalty and milestone payments as set forth in (3) and (4) below. For clarity, Himalaya shall have the right to use all relevant BioAtla Clinical Data to support its Clinical Trials and Regulatory Filings in the Territory, and BioAtla shall have the right to use all relevant Himalaya Clinical Data to support its Clinical Trials and Regulatory Filings in the ROW. It is the anticipated by the parties hereunder that both parties benefit from the cost efficiencies of leveraging each others data, and with BioAtla, or its licensee, developing and commercializing the [***] in the ROW, the parties anticipate that Himalaya may require fewer patients to advance the [***] in the Territory, since it will use the ROW data from BioAtla to support its studies. Himalaya will be responsible for and fund [***] of the Costs of Commercialization in the Territory;

g)

[***]: BioAtla shall transfer the [***] after LEAD, and Himalaya will pay to BioAtla [***] within ten (10) business days of its IND filing in the Territory. Himalaya will conduct all development (including manufacturing) and commercialization activities and [***] of all Costs of Development and Costs of Commercialization in the Territory. Himalaya shall make the royalty and milestone payments as set forth in (3) and (4) below;

h)

[***]: Himalaya shall pay BioAtla [***] to initiate work under a Development Plan to develop the [***] to a LEAD. Upon delivery of the LEAD and Data Package, under the Development Plan, Himalaya will pay BioAtla [***]. Further, Himalaya will pay to BioAtla [***] within [***] business days of IND filing of the [***] in the Territory. Himalaya will conduct all development (including manufacturing) and commercialization activities, and fund [***] of all Costs of Development and Costs of Commercialization in the Territory. Himalaya shall make the royalty and milestone payments as set forth in (3) and (4) below;

i)

[***]: The parties shall jointly develop and commercialize (“Co-Develop”) the [***] as set forth under the Development Plan and Commercialization Plan, and shall share equally in all costs and all proceeds related thereto. BioAtla shall have the option to opt-out of the plan to Co-Develop the [***] by providing Himalaya written notice by [***] (“Opt-Out Notice”). Upon the Opt-Out Notice, BioAtla shall transfer the [***], including the relevant Data Package, to Himalaya, and Himalaya shall have the right to continue development and commercialization of the [***] itself in the Territory. If BioAtla decides to opt-out of the plan to Co-Develop, and Himalaya elects to continue development and commercialization, Himalaya will (i) conduct all development (including manufacturing) and commercialization activities and fund [***] of all Costs of Development and Costs of Commercialization in the Territory, including all costs of manufacturing (ii) pay to BioAtla [***] within [***] business days of IND filing of the [***], Himalaya shall make the royalty and milestone payments as set forth in (3) and (4) below;

j)

Any CAB Antibody subject to a Preclinical Development Termination: BioAtla shall transfer a CAB Antibody subject to a Preclinical Development Termination as set forth in 3.2(f) above, including the Data Package.

2)

In the event Himalaya exercises its option to license a New Option Antibody as set forth under 3.2 above, Himalaya shall make the following payments to BioAtla, and shall bear Costs of Development under, and in accordance with, each Development Plan, and Costs of Commercialization under, and in accordance with, each Commercialization Plan. Such payments and costs shall specifically include the following:

a)

[***] within [***] business days following written notice from the JDCC to BioAtla that Himalaya desires to proceed with a CAB-OPTION antibody; [***] within [***] business days following Himalaya’s IND submission in the Territory. Further, (i) in the event the Parties jointly decide to perform the entire P1 Clinical Trial in the Territory, or the entire P1 Clinical Trial in the ROW, Himalya shall be responsible for

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[***] of the direct costs (for clarity, direct costs do not include overhead) for such P1 Clinical Trial costs, and BioAtla shall be responsible for the remainder of such P1 Clinical Trial costs for such shared P1 Clinical Trial; in the event the P1 Clinical Trial is comprised of patients from both the CAB-OPTION Territory and ROW, Himalaya shall be responsible for the costs for the patients in the study that are in the CAB-OPTION Territory, up to [***] of the total patients for the worldwide study, and BioAtla shall be responsible for the remainder of the costs; (iii) Himalaya will conduct and fund [***] of the P2 Clinical Trial Territory patient costs, solely to the extent required for Himalaya to advance the CAB-OPTION in the CAB-OPTION Territory for its desired indication(s), while leveraging BioAtla’s ROW P2 patient data, which may be approximately [***] patients per indication, or more, in the CAB-OPTION Territory; for clarity, in the event the P2 Clinical Trial is comprised of patients from both the CAB-OPTION Territory and ROW for a particular indication, Himalaya shall be responsible for the costs for the patients in the study that are in the CAB-OPTION Territory, solely up to [***] of the total patients for the worldwide study, and BioAtla shall be responsible for the remainder of the costs; (iv) Himalaya will conduct and fund [***] of a P3 Clinical Trial in the Territory, if required, and (v) Himalaya shall make the royalty and milestone payments as set forth in (3) and (4) below; and

b)	royalties and milestones payable pursuant to this Section 5.1.

3)	Royalty. Himalaya shall pay BioAtla, on a country-by-country basis for each Calendar Quarter during the applicable Royalty Term, [***]

4)

Other CAB Antibody Payments. Subject to other payments due hereunder, upon (i) Himalaya becoming a publicly traded company on any stock exchange, or (ii) Himalaya experiencing a Change of Control, Himalaya shall pay BioAtla (i) [***] of any Milestone Payment received for CAB Antibodies, or (ii) if Himalaya or any Affiliate or Licensee develops and commercializes Products itself the development and sales milestone payments that are set forth below upon the first achievement by or on behalf of Himalaya, its Affiliates or its Licensees with respect to the first Product that achieves such event. For clarity, each milestone set forth below shall be due and payable one time only (regardless of the number of Products to achieve any such development and sales milestone event within the Territory).

Event	Milestone Payment Amount
[***]	[	***]

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

EXHIBIT H

Assignment Form

CONFIRMATORY PATENT ASSIGNMENT

This is a Confirmatory Patent Assignment (this “Assignment”) dated effective [DATE] by and between BioAtla, LLC (“Assignor”) on one hand, and Himalaya Therapeutics Hong Kong (“Assignee”) on the other hand.

WHEREAS, pursuant to an Exclusive Rights agreement between Assignor and Assignee dated as of [EFFECTIVE DATE] (the “Agreement”), the Assignor agreed to transfer, sell, and assign to Assignee all of its rights, title, and interest in corresponding patent applications or patents in the People’s Republic of China, the Special Administrative Regions of Hong Kong and Macao, and in Taiwan based on the PCT Patent Application Serial No. [NUMBER] (“Patents”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby confirms having assigned, transferred, conveyed, and delivered to the Assignee, its successors and assigns, effective as of the date first referred to above, all right, title, and interest of the Assignor in and to the Patents; the same to be held and enjoyed by the Assignee for its own use and enjoyment and for the use and enjoyment of its successors, assigns, and other legal representatives, to the end of the term or terms for which the Patents are issued, granted, reissued, or extended, as fully and entirely as the same would have been held and enjoyed by the Assignor.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed and delivered.

BioAtla LLC, a California company
(Assignor)

By:		Date:
Name:	Jay M. Short, PhD
Title:	Chairman & CEO

Himalaya Therapeutics Hong Kong
(Assignee)

By:		Date:
Name:	Carolyn Anderson Short
Title:	Managing Director

EXHIBIT I

Default Assignment Form

CONFIRMATORY PATENT ASSIGNMENT

This is a Confirmatory Patent Assignment (this “Assignment”) dated effective [DATE] by and between Himalaya Therapeutics Hong Kong (“Assignor”) on one hand, and BioAtla, LLC (“Assignee”) on the other hand.

WHEREAS, pursuant to a Exclusive Rights agreement between Assignor and Assignee dated as of [EFFECTIVE DATE] (the “Agreement”), the Assignor agreed to transfer, sell, and assign to Assignee all of its rights, title, and interest in corresponding patent applications or patents in the People’s Republic of China, the Special Administrative Regions of Hong Kong and Macao, and in Taiwan based on the PCT Patent Application Serial No. [NUMBER] (“Patents”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby confirms having assigned, transferred, conveyed, and delivered to the Assignee, its successors and assigns, effective as of the date first referred to above, all right, title, and interest of the Assignor in and to the Patents; the same to be held and enjoyed by the Assignee for its own use and enjoyment and for the use and enjoyment of its successors, assigns, and other legal representatives, to the end of the term or terms for which the Patents are issued, granted, reissued, or extended, as fully and entirely as the same would have been held and enjoyed by the Assignor.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed and delivered.

Himalaya Therapeutics Hong Kong
(Assignor)

By:		Date:
Name:	Carolyn Anderson Short
Title:	Managing Director

BioAtla LLC, a California company
(Assignee)

By:		Date:
Name:	Jay M. Short, PhD
Title:	Chairman, CEO & President